UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TESORO CORPORATION

(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Stockholders:

It is my pleasure to invite you to attend the 2015 Annual Meeting of Stockholders of Tesoro Corporation on Thursday, May 7, 2015 in San Antonio, Texas.

As always, the Annual Meeting gives me a chance to speak with you about the state of Tesoro’s business while also offering you an opportunity to express your views on subjects related to our Company. Whether or not you attend the Annual Meeting in person, I encourage you to review the enclosed information and vote your shares.

Looking back over 2014, I am extremely proud of what Tesoro accomplished and excited about the momentum we have created for the future. Most significantly, in the fourth quarter of 2014, Tesoro Logistics completed the acquisition of a natural gas gathering and processing business. The closing of this acquisition marks a significant step towards fulfilling our vision to create a full-service, integrated logistics company and is expected to further drive Tesoro shareholder value through its ownership of a significant portion of Tesoro Logistics.

During 2014, we made significant improvements on process safety and exceeded full year expectations for capture of synergies from the 2013 Los Angeles refining, marketing and logistics acquisition. We reported 2014 financial performance, including 134% earnings growth, that reflected solid execution across our business. Also, during 2014, we increased our dividend per share by 22% and returned over $600 million to stockholders through dividends and the repurchase of our common stock.

I appreciate the Board of Directors naming me as Chairman of the Board effective December 31, 2014. Our Board of Directors is comprised of individuals with broad leadership experience, a number of whom have operating knowledge in the energy industry. I am grateful to our Board of Directors for their guidance, leadership and oversight. I also encourage you to review the qualifications, skills and experience that we have identified as important attributes for our Directors beginning on page 7, and how they match up to each of us individually in our biographical information beginning on page 64 of the Proxy Statement.

Thank you for your investment in Tesoro. I look forward to seeing you in San Antonio.

Sincerely,

Gregory J. Goff, Chairman, President and CEO

TESORO CORPORATION NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

The 2015 Annual Meeting of Stockholders of Tesoro Corporation will be held as shown below:

WHEN	Thursday, May 7, 2015, beginning at 8:00 A.M. Central Time

WHERE	Tesoro’s principal executive offices at 19100 Ridgewood Parkway, San Antonio, Texas 78259

PURPOSE OF MEETING AND AGENDA

1.     To elect the nine directors named in the Proxy Statement;

2.     To conduct an advisory vote to approve executive compensation; and

3.     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015.

Stockholders also will transact any other business that properly comes before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHO CAN VOTE	Only stockholders of record at the close of business on March 13, 2015, are entitled to notice of, and to vote at, the Annual Meeting.

VOTING

YOUR VOTE IS VERY IMPORTANT. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to attend the meeting. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

ADMISSION TO THE ANNUAL MEETING	All of our stockholders are invited to attend the Annual Meeting. If you attend, you will need to bring valid, government-issued photo identification. If you are a beneficial owner of our common stock, you will also need proof of stock ownership to be admitted. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Failure to bring such document or letter may delay your entry into or prevent you from attending our Annual Meeting. The doors to the meeting room will be closed promptly at the start of the meeting and stockholders will not be permitted to enter after that time.

By Order of the Board of Directors,

CHARLES S. PARRISH

Secretary

March 24, 2015

San Antonio, Texas

TESORO CORPORATION

2015 PROXY STATEMENT

PROXY SUMMARY

This summary highlights information that is generally contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Meeting Information and Mailing of Proxy Materials (See page 1)

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tesoro Corporation of proxies to be voted at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) described below, and at any adjournment or postponement of such meeting.

Tesoro Corporation 2015 Annual Meeting of Stockholders
Date and Time	Thursday, May 7, 2015, beginning at 8:00 A.M. Central Time
Place	Our principal executive offices at 19100 Ridgewood Parkway, San Antonio, Texas 78259
Record Date	March 13, 2015
Voting

At the close of business on the record date, there were 125,745,757 shares of our common stock outstanding and entitled to vote. The holders of our common stock are entitled to one vote for each share held by them for each director nominee and for each other matter to be voted on. We have no other voting securities outstanding.

Even if you plan to attend our Annual Meeting, please cast your vote as soon as possible by:

       Using the Internet at www.proxypush.com/tso

      Calling 1-866-390-9971 or as indicated on your proxy card or voting instruction form

     Mailing your signed proxy card or voting instruction form

Availability of Proxy Materials	This Proxy Statement and accompanying form of proxy are first being made available to stockholders on or about March 24, 2015.

Voting Matters and Board Recommendations

Proposal	Voting Standard	Effect of Abstentions and Broker Non-Votes	Board Voting Recommen- dation	Page Reference for More Information
Election of nine directors for a one-year term	Majority of the votes cast	Not counted as votes cast and therefore have no effect on the outcome of the vote	FOR each nominee	64

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Proposal	Voting Standard	Effect of Abstentions and Broker Non-Votes	Board Voting Recommen- dation	Page Reference for More Information
Advisory vote to approve executive compensation	Majority of the shares present in person or represented by proxy and entitled to vote	Abstentions have the effect of a vote against the proposal; broker non-votes have no effect	FOR	70
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015	Majority of the shares present in person or represented by proxy and entitled to vote	Abstentions have the effect of a vote against the proposal; broker non-votes have no effect	FOR	71

Each proxy will be voted as specified by the stockholder. Any duly executed proxy not specifying the contrary will be voted in accordance with the Board’s recommendations.

Board Nominees (See pages 7 and 64)

Name	Age	Director Since	Principal Occupation	Inde- pen- dent	Committee Memberships	Other Boards
Rodney F. Chase	71	2006	Non-Executive Chairman of Computer Sciences Corporation and Genel Energy plc	Yes	Audit (Chair), Governance	Computer Sciences Corporation, Genel Energy, plc, Hess Corporation
Gregory J. Goff	58	2010	Chairman, President and CEO of Tesoro Corporation	No		Polyone Corporation, Tesoro Logistics, LP, QEP Midstream Partners, LP
Robert W. Goldman	72	2004	Former Senior Vice President and CFO of Conoco, Inc.	Yes	Audit, Governance	Parker Drilling Company
David Lilley	68	2011	Former Chairman, President and CEO of Cytec Industries Inc.	Yes	Compensation (Chair), EHS&S	Rockwell Collins, Inc., Public Service Enterprise Group Incorporated
Mary Pat McCarthy	59	2012	Former Vice Chair of KPMG LLP	Yes	Audit, Compensation	Mutual of Omaha
J.W. Nokes	68	2007	Former EVP of Worldwide Refining, Marketing, Supply and Transportation of ConocoPhillips; Non-Executive Chairman of Albemarle Corporation	Yes	Compensation, EHS&S (Chair)	Albemarle Corporation, Post Oak Bank, N.A.
Susan Tomasky	61	2011	Former President of AEP Transmission	Yes	Audit, Governance (Chair) (1)	Public Service Enterprise Group Incorporated, Summit Midstream Partners, LP
Michael E. Wiley	64	2005	Former Chairman of the Board, President and CEO of Baker Hughes Incorporated	Yes	Compensation, EHS&S	Bill Barrett Corporation, Post Oak Bank, N.A.
Patrick Y. Yang	67	2010	Former Head of Global Technical Operations of F. Hoffmann-La Roche, Ltd.	Yes	EHS&S, Governance	Celladon Corporation, Codexis, Inc., Amyris, Inc
(1)	As Lead Director, when possible Ms. Tomasky also attends, but does not vote in, meetings of the committees on which she does not serve.

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For Tesoro, 2014 continued 2013’s transformation through distinctive performance. The highlight of 2014 was the $2.5 billion acquisition by Tesoro Logistics of QEP Field Services LLC, a Rockies area natural gas processing and transportation business. 2014 was also a year of strong financial performance for Tesoro, as shown below.

Revenue: $40.6 billion	Earnings Per Diluted Share from Continuing Operations: $6.67 a 134% increase from 2013	Dividends to Shareholders: $1.10 Per share	Return of Earnings to Shareholders: $600 million through stock repurchases and dividends	Total Shareholder Return: 29%

For more detail, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

Governance Highlights (See page 7)

As part of Tesoro’s commitment to high ethical standards, our Board follows sound governance practices.

Director Independence

•      8 out of our 9 director nominees are independent

•      Our CEO is the only management director

•      All of the Board Committees are composed exclusively of independent directors

•      The independent directors regularly meet in private without management, led by the independent Lead Director

Independent Lead Director

•      The independent directors have selected Susan Tomasky to serve as independent Lead Director

•      The independent Lead Director serves as liaison, and coordinates communications and activities, between the other independent directors and management

Board Oversight of Risk Management	• The Board has oversight for risk management with a focus on the most significant risks we face
Stock Ownership Requirements

•      Our CEO must attain common stock ownership valued at six times his annual base salary

•      Other members of our executive management team have stock ownership requirements based on a multiple of salary

•      Our non-management directors have stock ownership requirements based on the first five years of annual equity grants beginning with the date each director joined the Board; these ownership requirements currently range from 3,274 shares to 6,942 shares

Board Practices

•      Our Board and each of its Committees annually conduct an evaluation of their performance

•      The Governance Committee reviews criteria for Board membership with the Board and considers changes as needed so that our Board as a whole continues to reflect the appropriate mix of skills and experience

•      Directors who turn 75 must tender a resignation for consideration by the Board; unless specifically waived by the Board, such resignation will become effective at the next annual meeting after reaching age 75

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Accountability	• All directors stand for election annually • In uncontested elections, directors must be elected by a majority of votes cast
Investor Outreach

•      We conduct extensive investor outreach throughout the year to see that management and the Board understand and consider the issues that matter most to our stockholders and enable us to address them effectively.

2014 Executive Compensation Highlights (See pages 18 and 38)

CEO: Gregory J. Goff (CEO since May 2010; Chairman of the Board since December 2014)

CEO 2014 Total Direct Compensation:

Base Salary: $1.5 million

Annual Incentive: $4.85 million

Long-Term Incentives: $9 million

What We Do	What We Don’t Do

•      Align Executive Pay with Company Performance

•      Use Rigorous Performance Goals

•      Grant Performance-Based Long-Term Incentives

•      Cap Incentive Awards

•      Maintain Stock Ownership Guidelines

•      Analyze Executive Compensation Risk

•      Retain an Independent Compensation Consultant

•      Impose a Clawback Policy

•      Mitigate Potential Dilution from Equity Awards

•      Guarantee Payouts on Performance-Based Awards

•      Provide Employment Agreements

•      Pay Dividend Equivalents on Unvested Long-Term Incentives

•      Pay Tax Gross Ups

•      Provide Executive Perquisites

•      Allow Pledging or Hedging of Company Stock

Management Changes:

•	Keith M. Casey was promoted from Senior Vice President, Strategy and Business Development to Executive Vice President, Operations, effective June 1, 2014.
•	Steven M. Sterin joined Tesoro as Executive Vice President and Chief Financial Officer on August 18, 2014.
•	G. Scott Spendlove, former Senior Vice President and Chief Financial Officer, ceased to be an employee of the Company on August 31, 2014.
•	Cynthia J. (CJ) Warner joined Tesoro as Executive Vice President, Strategy and Business Development on October 6, 2014.

Say-on-Pay: At our 2014 Annual Meeting of Stockholders, our stockholders provided an advisory vote to approve the compensation program for our NEOs disclosed in our 2014 proxy statement. Stockholders expressed substantial support for the compensation program for our NEOs, with approximately 94% of the votes cast voting in favor of the proposal.

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ITEMS TO BE VOTED ON	64
Proposal No. 1 – Election of Directors	64
Proposal No. 2 – Advisory Vote to Approve Executive Compensation	70
Proposal No. 3 – Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	71
2016 STOCKHOLDER PROPOSALS	72

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GENERAL INFORMATION ABOUT THE 2015 ANNUAL MEETING AND PROXY MATERIALS

We are providing this Proxy Statement and related materials because our Board of Directors is soliciting your proxy to vote shares at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 7, 2015, beginning at 8:00 A.M. Central Time at our principal executive offices, 19100 Ridgewood Parkway, San Antonio, Texas 78259, and at any adjournment or postponement of the meeting.

1.	What is a proxy statement and what is a proxy?

A proxy statement is a document that the Securities and Exchange Commission (“SEC”) regulations require us to give you when we solicit your proxy to vote your shares on your behalf. A proxy is your legal designation of another person to vote the stock you own. When you vote by Internet or telephone or by signing, dating and returning your proxy card, you designate two of our officers as your proxies at the Annual Meeting. These two officers are Charles S. Parrish and D. Jeffrey Haffner, each with full power to act without the other and with full power of substitution.

2.	Why did I receive a one-page notice (sometimes referred to as an “E-Proxy Notice”) regarding the Internet availability of proxy materials instead of printed proxy materials?

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. Unless you have previously signed up to receive your materials in paper form, you will receive a document entitled Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and will not receive a printed copy of the proxy materials or the annual report to stockholders unless you specifically request them. Instead, the Notice of Internet Availability contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report, and how to submit your proxy on the Internet. Instructions for requesting printed proxy materials are also included in the Notice of Internet Availability. This process is designed to expedite stockholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the meeting. Set forth below is a summary of delivery methods:

•	Stockholders who previously signed up to receive proxy materials electronically: If you previously signed up to receive our proxy materials electronically, we will send the Notice of Internet Availability to you via e-mail, to the last e-mail address you have supplied, on or about March 24, 2015. You will continue to receive these materials via e-mail until you elect otherwise.

•	Stockholders who previously signed up to receive future proxy materials in printed format by mail: If you previously submitted a valid election to receive all proxy materials in printed format, then we will send you a full set of proxy materials, including our Annual Report. We will begin mailing these materials on or about March 24, 2015.

•	All other stockholders: If you have not submitted any elections, we will send you a printed Notice of Internet Availability by mail. We will begin mailing Notices of Internet Availability on or about March 24, 2015.

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3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

These terms describe the manner in which your shares are held. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and access to proxy materials is being provided directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in street name. Access to our proxy materials is being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

4.	How do I attend the meeting in person? What do I need to bring?

IMPORTANT NOTE: If you plan to attend the annual meeting, you must follow these instructions to gain admission.

All of our stockholders are invited to attend the Annual Meeting. If you attend our Annual Meeting, you will need to bring valid, government-issued photo identification. If you are a beneficial owner of our common stock, you will also need proof of stock ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Failure to bring such documentation may delay your entry into or prevent you from attending our Annual Meeting. The doors to the meeting room will be closed promptly at the start of the meeting and stockholders will not be permitted to enter after that time.

Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. A large number of stockholders may wish to speak at our Annual Meeting. Our Board and management appreciate the opportunity to hear the views of stockholders and participants, and in the interest of an orderly and constructive meeting, rules of conduct will be enforced. Copies of these rules will be available and only stockholders or their valid proxy holders may address our Annual Meeting.

5.	If I am a stockholder of record, how do I vote?

You may vote your shares as follows:

•	Vote by Internet, by going to the web address www.proxypush.com/tso and following the instructions for Internet voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by Internet must be received by 11:59 P.M. Eastern Time on May 6, 2015. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on May 4, 2015.

•	Vote by Telephone, by dialing 1-866-390-9971 and following the instructions for telephone voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by telephone must be received by 11:59 P.M. Eastern Time on May 6, 2015. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on May 4, 2015.

•	Vote by Mail, by completing, signing, dating and mailing the proxy card mailed to you in the envelope provided. If you received a Notice of Internet Availability and would like to vote by mail, follow the instructions on the Notice of Internet Availability to request a paper copy of the proxy materials. Your vote by mail must be received by 11:59 P.M. Eastern Time on May 6, 2015. If your shares are held in the Tesoro Corporation Thrift Plan or Tesoro Corporation Retail Savings Plan, your vote must be received by 11:59 P.M. Eastern Time on May 4, 2015. If you vote by Internet or telephone, please do not mail your proxy card.

Tesoro Corporation 2015 Proxy Statement    2

•	Vote in Person, by attending the Annual Meeting. Please refer to the instructions provided on the proxy card or Notice of Internet Availability. Please note that if your shares are held in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan, you may not vote in person at the Annual Meeting; instead you will need to submit your vote through one of the ways described above.

6.	How can I vote if I am a beneficial owner?

You will receive separate voting instructions from your broker, bank or other nominee explaining how to vote your shares. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a legal proxy issued in your name from the record owner.

7.	What if my shares are held in the Tesoro Corporation Thrift Plan or Retail Savings Plan?

Participants in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan may instruct Fidelity Management Trust Company, as trustee for such plans, how to vote all shares of our common stock allocated to their accounts. If a participant in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan does not instruct Fidelity Management Trust Company how to vote, the shares of our common stock allocated to such participant’s accounts will not be voted.

8.	What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choices for each matter on the proxy card. The proxies identified on the back of the proxy will vote your shares in accordance with your instructions. Except as noted above with respect to shares held in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan, if your properly executed proxy does not contain voting instructions, the proxies will vote your shares in accordance with the voting recommendations of the Board as follows:

•	FOR the election of each of the nine nominees for director;

•	FOR the approval of the advisory vote to approve executive compensation; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015.

9.	What if I am a beneficial owner and do not give voting instructions to my broker, bank or other nominee?

A “broker non-vote” occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions. Under NYSE rules, brokers are not permitted to vote on any of the matters to be considered at the Annual Meeting (other than the ratification of the appointment of the independent registered public accounting firm) without instructions from the beneficial owner. As a result, your shares will not be voted on any matter other than the ratification of the appointment of the independent registered public accounting firm unless you affirmatively vote your shares in one of the ways indicated by your broker, bank or other nominee.

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10.	What can I do if I want to revoke or change my vote?

If you are a stockholder of record, whether you vote by telephone, Internet or mail, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

•	Submit a new proxy card bearing a later date;

•	Vote again by telephone or the Internet at a later time;

•	Give written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	Attend the Annual Meeting and vote your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Any change or revocation of your proxy must be received by the deadlines set forth in Question 5 above.

If you are a beneficial owner, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

11.	Is there a quorum requirement?

A quorum is necessary to hold a valid meeting. A quorum will exist if the holders of a majority of shares outstanding on the record date are present in person or by proxy. All shares voted by proxy are counted as present for purposes of establishing a quorum, including abstentions and broker non-votes (described above).

12.	What votes are necessary for action to be taken at the meeting?

Our Bylaws include a majority vote standard for uncontested director elections. Since the number of nominees does not exceed the number of directors to be elected at the Annual Meeting, the election of each director nominee requires a majority of the votes cast at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the director vote.

Approval of each of the other proposals that will be voted on at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. For each proposal other than the election of directors, abstentions will have the same effect as “AGAINST” votes, and broker non-votes will have no effect on the outcome of the votes.

13.	Who will count votes?

We will appoint one or more Inspectors of Election who will determine the number of shares outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum and whether or not the proxies and ballots are valid and effective.

The Inspectors of Election will determine, and retain for a reasonable period a record of the disposition of, any challenges and questions arising in connection with the right to vote, and will count all votes and ballots cast “FOR” and “AGAINST” and any abstentions and broker non-votes with respect to all proposals, and will determine the results of each vote.

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14.	How are proxies solicited and what are the costs of proxy solicitation?

We pay all of the costs of the solicitation of proxies, including preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability. Solicitation may be made personally or by mail, telephonic or electronic data transfer by officers, directors and employees of the company (who will not receive any additional compensation for any solicitation of proxies).

We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated (“Innisfree”), to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay Innisfree its customary fees, estimated not to exceed $11,000, and will reimburse Innisfree for certain expenses. We will also authorize banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of our proxy materials and will reimburse them for their costs in sending the materials.

15.	Will any other matters be presented at the Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any matter to be presented at the Annual Meeting other than the election of directors and the other proposals set forth in this Proxy Statement. However, if any other business is properly presented at the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment.

16.	Where can I access the Annual Report?

Upon the written request of any person whose proxy is solicited hereunder, we will furnish without charge to such person a copy of our Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2014. Such written request is to be directed to Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, Attention: Investor Relations.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 7, 2015: This Proxy Statement and our 2014 Annual Report are also available at www.proxydocs.com/tso.

17.	What is householding? If I have multiple stockholders at my address, how can I get additional copies of proxy materials?

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of the proxy statement and annual report, or Notice of Internet Availability, as applicable, until such time as one or more of these stockholders notifies us that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of our stock may deliver only one copy of the proxy statement and annual report, or Notice of Internet Availability, as applicable, to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, or Notice of Internet Availability, please notify us by calling our Investor Relations Department at 1-800-837-6768 or by sending a written request to our Corporate Secretary at the address listed on

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page 72, and we will promptly deliver a separate copy of these materials. Record owners who are receiving multiple copies and wish to receive only one, please call our Investor Relations Department at the number listed above or send a written request to our Corporate Secretary at the address listed on page 72. Beneficial owners who are receiving multiple copies and wish to receive only one, should notify their broker, bank or other nominee.

18.	Will the company announce the voting results?

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

The current members of our Board of Directors are Rodney F. Chase, Gregory J. Goff, Robert W. Goldman, Steven H. Grapstein, David Lilley, Mary Pat McCarthy, J.W. Nokes, Susan Tomasky, Michael E. Wiley and Patrick Y. Yang. During late 2014, Mr. Grapstein initiated discussions with the Governance Committee of the Board regarding his recommendation that, in light of his long tenure as a director and his service as Chairman of the Board, the Committee consider not including Mr. Grapstein in the nominees to stand for re-election at the 2015 Annual Meeting. After discussing and weighing Mr. Grapstein’s desires and recommendation, the Governance Committee determined that it agreed with Mr. Grapstein’s recommendation to not include Mr. Grapstein as a nominee to stand for re-election at the 2015 Annual Meeting. Mr. Grapstein will continue to serve on the Board until the 2015 Annual Meeting, at which time the size of the Board will be reduced from ten to nine directors. We thank Mr. Grapstein for his long-standing service on the Board and his many contributions to the Board and our Company. Specific information about each of the other directors’ experience and qualifications can be found beginning on page 64 under “Items to Be Voted On – Proposal No. 1 – Election of Directors.” Our Corporate Governance Guidelines provide that all members of the Board are expected to attend our Annual Meeting of Stockholders, and all ten of our current directors attended the 2014 Annual Meeting of Stockholders.

Director Experience and Qualifications; Director Nomination Process

The Board believes that it, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds and perspectives necessary to oversee our business. In addition, the Board believes that there are certain attributes that every director should possess, which are described below. Accordingly, the Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. The Governance Committee also develops and maintains a long-term plan for Board composition that takes into consideration the current strengths, skills and experience on the Board; the Company’s director retirement policy; and the strategic direction of the Company.

The Governance Committee is responsible for reviewing with the Board on an annual basis the criteria for Board membership in the context of the current makeup of the Board. These criteria include diversity, age, education, skills, integrity, leadership and judgment all in the context of an assessment of the perceived needs of the Board at that point in time. In addition, Board members generally should have knowledge of our industry and should have a background that demonstrates an understanding of the financial and operational aspects, including the associated risks of a large, complex company. The Governance Committee assesses the effectiveness of its criteria when evaluating new director candidates and when recommending director nominees to the Board.

In evaluating director candidates, and considering incumbent directors for renomination, the Board and the Governance Committee consider a variety of factors, including each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of our needs. Each director candidate must supply information concerning these factors by completing and submitting a Director and Officer Questionnaire, as required by our Bylaws. For incumbent directors, the factors include preparedness and past performance on the Board. Among other things, the Board believes it is beneficial to have individuals with the following skills and experiences on the Board, in no particular order:

•	Leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

•	Knowledge of our industry, particularly oil refining, logistics operations and retail sales, which is integral to understanding our business and strategy.

•	Operations experience, as it gives directors a practical understanding of developing, implementing and assessing our business strategy and operating plan.

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•	Legal experience, for oversight of our legal and compliance matters.

•	Risk management experience, which is critical to the Board’s oversight of our risk assessment and risk management programs.

•	Financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating our capital structure and overseeing the preparation of our financial statements, and internal controls over financial reporting.

•	Government/regulatory experience, as we operate in a heavily regulated industry that is directly affected by governmental requirements.

•	Strategic planning experience, which is relevant to the Board’s review of our strategies and monitoring their implementation and results.

•	Talent management experience, which is valuable in helping us attract, motivate and retain top candidates for management positions.

•	Public company board service, as directors who have served on other public company boards have experience overseeing and providing insight and guidance to management.

Highlights of the specific qualifications and experience of the individual director nominees are set forth under “Items to Be Voted On – Proposal No. 1 – Election of Directors” beginning on page 64.

The Governance Committee periodically considers suitable candidates for membership on the Board, including candidates recommended by stockholders. Stockholder candidates will be evaluated in accordance with the criteria for director selection described above. With respect to the 2016 Annual Meeting of Stockholders, stockholders wishing to recommend a potential Board candidate for the Governance Committee’s consideration must deliver such recommendation in writing to the Corporate Secretary at the address set forth on page 72 of this Proxy Statement during the period beginning on January 8, 2016, and ending on February 7, 2016, and include the name and contact information of the candidate. Candidates recommended to the Governance Committee in accordance with these procedures also will need to complete a Director and Officer Questionnaire in the form we provide. Stockholders who wish to nominate a director at an annual meeting in accordance with our Bylaws should follow the instructions described below under “2016 Stockholder Proposals.”

Director Independence

The Board of Directors currently consists of ten directors, nine of whom are independent. Mr. Goff, who serves as our President and CEO, is not considered to be independent.

The Board undertook its annual review of director independence in February 2015 and reviewed all relevant relationships of each director nominee, including transactions and relationships between each director or any member of his or her immediate family and us. The purpose of these reviews was to determine whether any of the director nominees had relationships or transactions that were inconsistent with a determination that the nominee is independent. In assessing director independence under the New York Stock Exchange (“NYSE”) standards and our Corporate Governance Guidelines, the Board considered the fact, which the Board did not consider material, that Mr. Chase serves as a non-executive director of Hess Corporation, which serves as one of our suppliers of crude oil. After reviewing such information, the Board affirmatively determined that each of the following directors has no material relationship with us and has satisfied the independence requirements of the NYSE and our Corporate Governance Guidelines: Ms. McCarthy, Ms.  Tomasky and Messrs. Chase, Goldman, Grapstein, Lilley, Nokes, Wiley and Yang.

Board Leadership and Committees

Our governance framework permits the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to select the appropriate leadership for the Company based on a number of factors, including the specific needs of the business and what is in the best interest of our stockholders at a given time. During 2014, Mr. Grapstein served as independent Chairman of the Board. In the summer and fall of 2014, the Governance

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Committee, with the support of the full Board, undertook a thorough review and reassessment of our governance structure, including significant updates to our Corporate Governance Guidelines and committee charters, as well as an examination of our Board leadership structure. In considering our Board leadership, the Governance Committee considered Mr. Goff’s demonstrated record of success as President and CEO since May 2010, including providing industry-leading results over the past four years, and the significantly increased size of the Company since Mr. Goff joined the Board. After deliberation, the Governance Committee and independent directors determined that combining the roles of Chairman and CEO was the best way to reflect the critical nature of strategic and operational issues in the Board structure and to continue the Company’s increased strength and growth by providing greater clarity and focus regarding our operations, outlook and future strategy for investors, other stakeholders and interested parties. Therefore, Mr. Goff assumed additional responsibilities as Chairman of our Board effective December 31, 2014. At the same time, the Board implemented an independent Lead Director structure and the independent directors elected Ms. Tomasky as Lead Director effective December 31, 2014. The Board believes that this structure, combined with strong, active independent directors, at this time provides an effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. The independent directors will continue to periodically evaluate what is the Board’s most effective leadership structure.

Role of the Independent Lead Director

The independent Board members elect the independent Lead Director annually. The Lead Director’s responsibilities include the following:

•     Chairs meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

•     Assists the Chairman in setting the Board agenda by taking into consideration the objectives of management as well as the needs of the Board and its individual committees

•     Coordinates with the Chairman and the General Counsel and Secretary to prepare Board and annual meeting schedules

•     Coordinates with the independent directors to establish and approve appropriate annual goals and objectives for the Chairman, and communicates to the Chairman the results of the formal evaluation conducted by the independent directors of the Chairman’s performance pertaining to the established set of goals and objectives

•     Acts as a liaison between the independent directors and the Chairman and other members of management and facilitates proper flow of information to the Board

•     When possible, attends committee meetings of which she is not already a member but does not vote

•     Coordinates the recruitment and selection of new Board members with the Chair of the Governance Committee and the Chairman

•     Maintains a close relationship of trust and mentorship with the Chairman, providing advice and support while respecting executive responsibility

The Board of Directors met eight times during 2014. Additionally, the independent directors met four times during 2014 in executive session, chaired by Mr. Grapstein, who served as the independent Chairman of the Board during 2014. It is the general practice of the Board to meet in executive session, led by the independent Lead Director without Mr. Goff or any other members of management present, at each of the regularly scheduled meetings of the Board.

The Board has the following standing committees: Audit Committee, Compensation Committee, Environmental, Health, Safety & Security Committee, and Governance Committee. Each director attended more than 75% of the meetings of the Board and committees on which such director served (held during the period of such director’s service) during 2014. The primary responsibilities of each of the standing committees are set forth below. Effective March 1, 2014, the Board realigned the membership of its Committees, and effective February 10, 2015, Mr. Grapstein was added to the Audit Committee and the Governance Committee. The membership of the Committees following such changes is shown below.

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Committee Members / # of Meetings held in 2014	Primary Responsibilities
AUDIT (a)(b)(c)(d)	• Appoints and oversees the independent registered public accounting firm, including its qualifications, independence and performance
Mr. Chase (Chair) Mr. Goldman Mr. Grapstein Ms. McCarthy Ms. Tomasky 8 Meetings in 2014

•   Reviews the scope and results of the audit to be conducted by the independent registered public accounting firm

•   Oversees our corporate accounting and financial reporting practices, including the quality and integrity of our financial statements

•   Oversees the organization, scope and performance of our internal audit function, including the annual internal audit plan

•   Oversees our internal controls over financial reporting

•   Oversees compliance with legal and regulatory requirements

•   Considers specific financing, dividend and stock repurchase actions, as well as major unbudgeted capital investments, acquisitions and dispositions with non-affiliates

•   Reviews our tax strategies and the implications of tax law changes

•   Reviews our policies with respect to risk assessment and risk management, as well as our major financial risk exposures and steps undertaken to control them

COMPENSATION (a)(b)(e)

•   Oversees our overall compensation philosophy and reviews industry pay practices, including governmental and regulatory developments

•   Together with the other independent directors, led by the Lead Director, annually reviews and approves goals and objectives relevant to the compensation of the CEO

•   Reviews and approves all aspects of direct and indirect compensation for our CEO and other members of our senior management

•   Reviews and approves the selection of companies to be utilized as a peer group for comparative purposes for benchmarking compensation, equity and benefit decisions

•   Reviews and approves employment and severance arrangements and change-in-control plans affecting compensation and benefits of the CEO and senior management

•   Approves and oversees the administration of incentive compensation programs, including all equity-based incentives and cash-based annual incentive programs

•   Oversees tax-qualified and non-qualified retirement plans and post-retirement health and welfare benefit plans

•   Oversees the assessment of risk associated with our compensation programs

Mr. Lilley (Chair) Ms. McCarthy Mr. Nokes Mr. Wiley 8 Meetings in 2014
ENVIRONMENTAL, HEALTH, SAFETY & SECURITY (a)

•   Reviews and approves at least annually our environmental, health, safety and security policies

•   Reviews management’s programs for compliance with our environmental, health, safety and security policies, applicable laws and regulations

•   Reviews periodically with management its environmental, health, safety and security activities with respect to significant legal matters, and emerging or proposed laws or regulations that may have a material effect on our financial results or operations

•   Reviews and assesses periodically our significant environmental, health, safety and security liabilities reported in the financial statements

•   Reviews periodically significant capital expenditures that may have a material environmental, health, safety or security impact or risk exposure

Mr. Nokes (Chair) Mr. Lilley Mr. Wiley Mr. Yang 5 Meetings in 2014
GOVERNANCE (a)(d)(f)

•   Recommends candidates for election to the Board

•   Develops and recommends to the Board the criteria for identifying and evaluating director candidates

•   Oversees the annual evaluation of the Board and the committees of the Board

•   Reviews and makes recommendations to the Board regarding the size, leadership structure, organization, composition and functioning of the Board, and the committees of the Board

•   Reviews and recommends to the Board compensation for non-employee directors

•   Oversees new director orientation and continuing education for directors

•   Reviews succession plans for our CEO

•   Reviews our charitable and direct and indirect political contributions

•   Oversees the administration of our related party transaction policies and procedures

Ms. Tomasky (Chair) Mr. Chase Mr. Goldman Mr. Grapstein Mr. Yang 7 Meetings in 2014
(a)	The Board has determined that all members of this Committee meet the independence requirements of the NYSE.
(b)	The Board has determined that all members of the Audit Committee and the Compensation Committee meet the additional independence requirements of the NYSE and SEC, as applicable.

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(c)	The Board has determined that each member of the Audit Committee is financially literate. In addition, the Board has determined that Mr. Chase, Mr. Goldman, Ms. McCarthy and Ms. Tomasky each qualify as an “audit committee financial expert,” as defined by SEC rules. No member of the Audit Committee serves on the audit committees of more than three public companies, including ours.
(d)	Mr. Grapstein was appointed to the Audit Committee and the Governance Committee effective February 10, 2015.
(e)	From January 1 through March 31, 2014, Mr. Wiley served as the Chair of the Compensation Committee, with Mr. Lilley, Mr. Nokes and Ms. Tomasky serving as the other committee members.
(f)	From January 1 through March 31, 2014, Mr. Goldman served as the Chair of the Governance Committee, with Mr. Chase, Ms. McCarthy and Mr. Yang serving as the other committee members.

As independent Chairman of the Board during 2014, when possible Mr. Grapstein also attended, but did not vote in, meetings of the committees. Similarly, part of Ms. Tomaksy’s role as Lead Director includes attending, but not voting in, meetings of the committees on which she does not serve.

Corporate Governance Documents

We have a long-standing commitment to good corporate governance. We have adopted Corporate Governance Guidelines that, along with the charters of our Board committees, provide the framework for our governance processes.

•	Copies of the Corporate Governance Guidelines and charters of our Board committees are posted on our website at www.tsocorp.com under the heading “Investors” and the subheading “Corporate Governance.” Printed copies of these documents are also available upon request to our Corporate Secretary.

We have adopted a Code of Business Conduct and Ethics for Senior Financial Executives that is specifically applicable to the CEO, the CFO, the Controller and persons performing similar functions. In addition, we have a Code of Business Conduct that applies to all of our directors, officers and employees.

•	Both the Code of Business Conduct and Ethics for Senior Financial Executives and the Code of Business Conduct are available on our website at www.tsocorp.com under the heading “Investors” and the subheading “Corporate Governance.” We will post on our website any amendments to, or waivers from, either of our Codes requiring disclosure under applicable rules.

Board Risk Oversight

The Board of Directors is responsible for overseeing the processes that management has established for assessing and managing risk. The Board delegates oversight of certain categories of risk to designated Board committees, which are composed entirely of independent directors. The committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee.

Audit Committee

•	Oversees and reviews our processes for assessing and managing risk, including guidelines and policies that govern the processes to ensure consistency with our risk assessment and risk management policies

•	Oversees and reviews our major financial risk exposures and the steps management has undertaken to monitor and manage them, as well as financial reporting and internal controls

•	Reviews annual reports from management on the results of the annual review and assessments conducted by management, and discussed below, to identify our annual priority risk profile

•	Reviews regular reports from our Vice President of Internal Audit regarding our audit activities throughout the year

•	Reviews quarterly updates from management on our legal and compliance risks

•	Approves an annual internal audit plan, which incorporates our priority risk management activities

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Environmental, Health, Safety & Security (“EHS&S”) Committee

•	Oversees environmental, health, safety and security risks and reviews our policies, performance and practices relating to these risks to our employees and assets, and the communities and environment in which we operate

•	Approves an annual environmental, health, safety and security plan that also incorporates priority risks and receives regular reports throughout the year from management and operating personnel of our activities managing those risks

Audit Committee and EHS&S Committee

•	Annually discusses with management, including members of our Executive Committee, our policies and practices with respect to risk assessment and risk management

•	Reviews regular reports from management throughout the year regarding major risks facing us and the steps management has taken to monitor and manage such risks

Board of Directors

•	Annually discusses with management, including members of our Executive Committee, our policies and practices with respect to risk assessment and risk management.

•	Reviews regular reports from management throughout the year regarding major risks facing us and the steps management has taken to monitor and manage such risks

•	At least annually, meets with the chair of our management Risk Committee concerning the status and effectiveness of our risk prevention and mitigation activities, emerging risks and risk assessment and management practices

•	Reviews periodic reports from executive management on our strategic risks

Management Risk Committee

Our management risk committee is comprised of senior level business management leadership from our financial, strategic, governance, administrative and operational functions. This group is chaired by the head of our Enterprise Risk Group and reports to the Company’s Executive Committee (consisting of our President and CEO; Executive Vice President, Operations; Executive Vice President, General Counsel and Secretary; Executive Vice President and CFO; and other senior officers in key areas of our organization). Its functions include the following:

•	Facilitates an annual review by our management and subject matter experts to assess and prioritize the risks facing us
•	Continually interacts with the Enterprise Risk Group, which interacts with various levels of our organization to assess the status and effectiveness of risk prevention and mitigation activities, identify emerging risks and facilitate management’s enhancement of our risk assessment and management practices
•	Meets monthly throughout the year to review priority risks, risk prevention and mitigation activities and emerging risks and to facilitate management’s continual improvement of monitoring and managing risks
•	Chair of this committee meets periodically with the Executive Committee to report on its activities
•	At least annually, the Chair of this committee meets with the Board of Directors concerning the status and effectiveness of our risk prevention and mitigation activities, emerging risks and risk assessment and management practices
•	Subcommittees assess and manage specific risks facing us

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Risk Considerations in our Compensation Programs

In July 2014, our management in consultation with the Compensation Committee’s independent consultant performed an annual assessment of the risks associated with our current compensation programs. The Compensation Committee reviewed management’s assessment covering our employees, including executives and commercial trading personnel, and discussed the concept of risk as it relates to our compensation programs. The assessment and discussions concluded the following:

•	Our compensation programs operate within a strong governance structure that serves and supports risk mitigation.

•	Appropriate pay philosophy and market comparisons support business objectives.

•	Programs are well-balanced between annual and long-term incentives and include a variety of performance indicators.

•	The characteristics of our annual incentive program design do not encourage behaviors that would create material risk for our company because we base annual incentive awards on:

¡	Corporate, business unit and individual performance goals, with a variety of pre-established performance conditions in each category, thus diversifying the risk associated with any single indicator of performance; and

¡	Financial and non-financial performance targets that are objectively determined by measureable and verifiable results.

•	Our long-term incentive program encourages employees to focus on our long-term success by providing a mix of performance shares and market stock units, each of which rewards employees if we meet specified performance goals or our stock price increases. These awards also incorporate pre-established caps to prevent excessive compensation.

•	Our executive stock ownership guidelines promote our senior executives maintaining a substantial stake in our long-term success.

We have established a “clawback” policy that allows the Board to recoup annual and long-term incentive compensation received by a senior executive for misconduct resulting in a material financial restatement. The “clawback” policy is discussed in more detail under the heading “Compensation Discussion and Analysis — Clawback Policy” in this Proxy Statement.

Transactions with Related Parties

Except for transactions relating to Tesoro Logistics, LP and its subsidiaries, we did not have any transactions with any related party (as described below) requiring disclosure since the beginning of 2014. Our Board has a written related-party transaction policy and procedures that apply to any “interested transaction,” which is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which we are a participant, the aggregate amount involved since the beginning of the last completed fiscal year is or is expected to exceed $100,000, and in which a related party has a direct or indirect material interest. For purposes of the policy, a “related party” includes (1) any person who is or was (since the beginning of the last completed fiscal year), an executive officer, director or nominee for director, (2) any holder of more than 5% of our common stock, and (3) any immediate family member of any of the foregoing.

Our Governance Committee reviews the material facts of all “interested transactions,” and may approve or ratify such transactions, as appropriate. In determining whether to approve or ratify any such transaction, the Governance Committee may consider whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether there are valid business reasons to enter into the transaction, whether the transaction would impair the independence of a director or present an improper conflict of interest for any director or executive officer, and any other factors it deems relevant.

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The Chair of our Governance Committee has the authority to pre-approve or ratify any related-party transaction in which the aggregate amount involved is expected to be less than $1 million. Any such action by the Chair of our Governance Committee must be reported to our Governance Committee at its next regularly scheduled meeting.

The Governance Committee has reviewed and pre-approved certain categories of transactions under the terms of the policy. Information on transactions subject to pre-approval is maintained by the office of the General Counsel and provided to the Governance Committee for its review at least annually. The types of transactions deemed pre-approved include:

•	employment of executive officers if the compensation is reported in the annual proxy statement or was approved by the Compensation Committee,
•	director compensation,
•	transactions with other companies at which a related party’s only relationship is as an employee (other than an executive officer) if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues,
•	charitable contributions to an organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) if the aggregate amount involved does not exceed the lesser of $1 million or 2% of that organization’s total annual receipts,
•	certain transactions with Tesoro Logistics GP, LLC (the “general partner” or “TLGP), Tesoro Logistics, LP (“TLLP”) and their subsidiaries (collectively, the “Tesoro Logistics entities”), as described below,
•	transactions where all shareholders receive proportional benefits,
•	transactions involving another public company with a common institutional shareholder,
•	transactions involving regulated bids,
•	regulated transactions, and
•	certain banking-related services.

Pre-approved transactions with the Tesoro Logistics entities include:

•	cash distributions by TLLP to its unitholders,
•	sales of logistics assets by us to the Tesoro Logistics entities if approved by the Board or in certain situations the CEO,
•	pipeline transportation, trucking, terminal distribution, storage and similar services provided by the Tesoro Logistics entities pursuant to long-term, fee-based commercial agreements with us,
•	ongoing performance of the Omnibus Agreement,
•	ongoing performance of the Operational Services Agreement and similar agreements under which we provide the Tesoro Logistics entities with certain operational services, and
•	any other transaction between us and the Tesoro Logistics entities for which the annual aggregate amount involved does not exceed $10 million.

Relationship with TLLP and QEPM

We own (directly and through our affiliates) approximately 36.5% of the interests in TLLP, including a 2% general partner interest held by TLGP, our wholly-owned, indirect subsidiary. The general partner manages TLLP’s operations and activities through its officers and directors. Messrs. Goff, Casey, Sterin and Parrish serve (and prior to his separation from Tesoro Corporation and TLGP effective August 31, 2014, Mr. Spendlove served) as executive officers of both Tesoro Corporation and TLGP.

TLLP owns (through wholly owned direct and indirect subsidiaries) approximately 57.8% of the interests in QEP Midstream Partners, LP (“QEPM”), including a 2% general partner interest. The general partner manages QEPM’s operations and activities through its officers and directors. Since TLLP’s acquisition of the interests in QEPM on December 2, 2014, Messrs. Goff, Casey, Sterin and Parrish have served as executive officers of both Tesoro Corporation and QEPM.

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Further information about transactions between us, TLLP, QEPM and their respective subsidiaries can be found under “Relationship with TLLP and QEPM” on page 50. Each of those transactions was approved or ratified consistent with our related-party transaction policy.

Communicating with our Board

Persons may communicate with Mr. Goff as Chairman of the Board or with our full Board of Directors by submitting such communication in writing to:

c/o Chairman of the Board of Directors

Tesoro Corporation

19100 Ridgewood Parkway

San Antonio, Texas 78259

Persons may communicate with Ms. Tomasky as Lead Director or with the independent members of the Board by submitting such communication in writing to:

c/o General Counsel and Corporate Secretary

Tesoro Corporation

19100 Ridgewood Parkway

San Antonio, Texas 78259

In addition, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with our Audit Committee may do so by submitting such communication in writing to:

c/o Chair of the Audit Committee

Tesoro Corporation

19100 Ridgewood Parkway

San Antonio, Texas 78259

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Compensation of Directors

Director Compensation Program

During 2014, the compensation program for our directors who are not employees included an annual retainer, payable partially in cash and partially in the form of restricted stock units representing the right to receive shares of common stock with dividend equivalent rights (“RSUs”), together with Board and Committee Chair fees, as set forth below. Such RSUs vest one year from the date of grant, which is typically the date of our Annual Meeting of stockholders. We do not pay management directors for Board service in addition to their regular employee compensation.

2014 Non-Employee Director Annual Retainers and Fees (a)
Cash Retainer (a)	$114,167
Equity Grants (b)	$147,500
Board Chair (c)	$200,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Environmental, Health, Safety & Security Committee Chair	$15,000
Governance Committee Chair	$15,000

(a)	In addition to the retainers set forth in the table, we reimburse our directors for travel and lodging expenses that they incur in connection with their attendance at meetings of the Board, meetings of our Board committees and our annual meeting of stockholders. Effective August 1, 2014, the Board adopted changes to the director compensation program to increase the cash portion of the annual retainer from $110,000 to $120,000.

(b)	Includes $140,000 of annual retainer paid in the form of RSUs. During 2014, the Board adopted changes to the director compensation program to increase the equity-based portion of the annual compensation by $10,000. Effective August 1, 2014, the Board granted each of the non-employee directors an award of restricted stock units (with accompanying dividend equivalent rights) to compensate each of the directors for the pro-rata portion of the additional equity compensation for the period from August 1, 2014 through April 30, 2015.

(c)	Mr. Grapstein served as Chairman of the Board during 2014. Effective December 31, 2014, our CEO and President assumed additional responsibilities as Chairman of the Board and Ms. Tomasky was appointed independent Lead Director. For 2015, the retainer for the independent Lead Director shall be $75,000.

Directors may elect to defer all or a portion of their cash compensation under the Tesoro Corporation Board of Directors Deferred Compensation Plan. Amounts deferred under such plan accrue interest at the prime rate published in the Wall Street Journal on the last business day of the quarter plus two percentage points.

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($)	Total ($)
Rodney F. Chase	134,167	147,571	–	–	281,738
Robert W. Goldman	116,667	147,571	1,158	–	265,396
Steven H. Grapstein	313,629	147,571	15,774	–	476,974
David Lilley	130,833	147,571	–	–	278,404
Mary Pat McCarthy	114,167	147,571	1,835	–	263,573
J.W. Nokes	129,167	147,571	–	–	276,738
Susan Tomasky	126,667	147,571	–	–	274,238
Michael E. Wiley	117,500	147,571	–	–	265,071
Patrick Y. Yang	114,167	147,571	6,344	–	268,082

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(a)	Of the fees earned, the following amounts were elected by the director to be deferred pursuant to the Deferred Compensation Plan into the deferred cash account: Mr. Goldman, $46,667; Mr. Grapstein, $313,629; and Mr. Yang, $114,167.

(b)	The amounts in the table reflect the aggregate grant date fair value of RSUs granted during the fiscal year, calculated in accordance with financial accounting standards. $140,000 of each non-employee director’s annual retainer fee was granted as 2,514 RSUs on April 29, 2014. In addition, each director received a grant of 126 RSUs on August 1, 2014 to reflect a pro-rata increase in the annual equity component of director compensation. Each of the RSU awards will vest one year from the date of grant. No options or phantom stock units were granted in 2014. The table below reflects the total options, phantom stock units and RSUs outstanding as of December 31, 2014 for each non-employee director.

Director	Total Options Outstanding	Total Phantom Stock Units Outstanding	Total Restricted Stock Units Outstanding
Rodney F. Chase	–	4,459	2,640
Robert W. Goldman	21,000	8,815	2,843
Steven H. Grapstein	15,000	37,933	5,300
David Lilley	–	7,245	2,640
Mary Pat McCarthy	–	83	5,300
J.W. Nokes	19,000	4,270	5,097
Susan Tomasky	–	3,543	5,300
Michael E. Wiley	21,000	4,745	2,640
Patrick Y. Yang	–	3,543	5,097

(c)	The amounts shown represent interest credited under the Deferred Compensation Plan exceeding 120% of the applicable federal rate.

Director Stock Ownership Guidelines

Prior to 2015, the Director Stock Ownership Guidelines required directors to own stock (either directly, as deferred phantom shares or as restricted stock units) valued at five times their annual cash retainer. Directors who were serving as of May 1, 2009 had five years from that date to meet the ownership requirement. New directors had five years from the date of their initial election to the Board to meet their ownership requirement. Once the requirement was met, the directors had to retain their level of ownership until they no longer serve on the Board.

In early 2015, the Director Stock Ownership Guidelines were revised with an ownership requirement based on the first five years of annual equity grants beginning with the date each director joined the Board. These ownership requirements, which are expressed as a fixed number of units, currently range from 3,274 shares to 6,942 shares. Directors who have not reached their individual ownership requirement are required to hold all restricted stock units that vest and distribute into common stock. All current directors either meet these guidelines or are on track to do so within the required time period.

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Executive Compensation – Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying our executive compensation programs and the key executive compensation decisions that were made for 2014. It also explains the most important factors relevant to those decisions. This CD&A provides additional context and background for the compensation earned by and awarded to our named executive officers (“NEOs”), as reflected in the compensation tables that follow the CD&A. Our NEOs for 2014 include the following individuals:

•	Gregory J. Goff, President and Chief Executive Officer;
•	Steven M. Sterin, Executive Vice President and Chief Financial Officer;
•	Keith M. Casey, Executive Vice President, Operations (formerly Senior Vice President, Strategy and Business Development);
•	Charles S. Parrish, Executive Vice President, General Counsel and Secretary; and
•	Cynthia J. Warner, Executive Vice President, Strategy and Business Development.

G. Scott Spendlove, our former Senior Vice President and Chief Financial Officer, whose employment with Tesoro ended effective August 31, 2014, is also considered under SEC rules to be a NEO for purposes of this Proxy Statement.

2014 Advisory Vote on Executive Compensation

At our 2014 Annual Meeting of Stockholders, our stockholders provided an advisory vote to approve the compensation program for our NEOs disclosed in our 2014 proxy statement the (“Say-on-Pay Proposal”). Stockholders expressed substantial support for the compensation program for our NEOs, with approximately 94% of the votes cast voting in favor of the proposal. Our Compensation Committee, Board of Directors and executive management team took into consideration this high level of support for our executive compensation programs and continued our compensation strategy as a result of the stockholder vote.

In 2014, our Say-on-Pay Proposal garnered 94% support

Executive Summary

Our Compensation Committee believes in pay-for-performance and approves programs that are aligned with corporate and shareholder goals. To attract and retain top talent, total target direct compensation is set around the median of the competitive market with the opportunity to achieve greater compensation if superior performance is achieved. Payments under our annual incentive and long-term incentive programs are performance-based and dependent on the achievement of annual and long-term goals approved by the Committee or absolute or relative appreciation in the price of our common stock.

2014 Performance

We achieved strong financial and operating performance in 2014. Our compensation outcomes and decisions reflect this strong performance.

2014 Financial Results (compared to 2013 results)

•	Revenues increased by 8% to $40.6 billion
•	Earnings per diluted share from continuing operations increased by 134% to $6.67
•	Dividends per share increased by 22% to $1.10
•	Cash distributions received from TLLP increased by 98% to $87 million
•	Our year-end cash balance was $1 billion
•	Our net cash from operating activities increased 59% to $1.4 billion

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2014 Business Results (Highlights)

•	Significant improvements on process safety incidents for both OSHA recordables and API Tier 1 and 2 events
•	Captured synergies from the 2013 Los Angeles Acquisition and other business improvements, exceeding full year expectations
•	TLLP acquired the natural gas gathering, processing, treating and transportation and crude oil gathering assets of QEP Field Services Company for $2.5 billion transforming TLLP into a full-service logistics company with revenue diversification
•	Leveraged TLLP’s logistics operations to strategically source lower cost crude oil and continue to capture value-driven growth through TLLP’s investment in new assets for crude oil gathering and refined products distribution
•	Achieved 98% refining availability and 97% refining utilization during 2014
•	Implemented Operations Excellence Management Systems (OEMS) throughout our refining operations
•	Completed initial implementation and training of Lean-Six Sigma methodology to drive business improvements across company

Highlights of 2014 Executive Compensation Programs

Reflecting our business results described above and other considerations, the Compensation Committee’s key decisions in 2014 and early 2015 included:

•	Approved base salary increases ranging from 3.7% to 7.1% in February 2014 for Messrs. Goff, Casey and Parrish as a result of the Compensation Committee’s review of competitive market data and individual performance.

•	Paid 2014 annual incentive program awards in March 2015 to all of our NEOs (except for Mr. Spendlove who received a pro-rated portion of his award pursuant to the terms of our annual incentive program). Our operating performance and the Compensation Committee’s decisions regarding special items provided each of our NEOs between 188% and 195% of target.

•	Annual long-term incentive awards were granted to Messrs. Goff, Casey, Parrish and Spendlove in February 2014. The awards included the following:

¡	performance shares which are equally weighted between two distinct performance metrics (relative total shareholder return and relative return on capital employed);

¡	market stock units (“MSUs”) that will become eligible for vesting at the end of the 36-month performance period based on our stock price performance over the performance period; and

¡	for those NEOs serving as directors of TLGP (Messrs. Goff, Parrish and Spendlove), awards also included performance-based phantom units awards through the Tesoro Logistics LP 2011 Long Term Incentive Plan.

The Compensation Committee believes the actions described above clearly demonstrate our commitment to implementing and executing results-oriented compensation programs that are market-competitive and reflect good corporate governance practices.

Summary of Executive Compensation Best Practices

In conjunction with our strategic priorities and compensation philosophy, our executive compensation programs effectively align the interests of our NEOs with our shareholders.

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What We Do

Align Executive Pay with Company Performance

We reward our executives for delivering value to stockholders while reducing or eliminating overall compensation levels if we do not achieve our goals or consistently underperform our peers.

Use Rigorous Performance Goals We use objective performance-based goals in our annual incentive plan that are rigorous and designed to motivate executive performance.
Grant Performance-Based Long-Term Incentives Executives are granted equity incentives tied to stock price performance measured on both an absolute and relative basis.
Cap Incentive Awards Awards under both our annual and long-term incentive plans are capped at 200% of target.
Maintain Stock Ownership Guidelines Our executive stock ownership guidelines ensure our senior executives maintain a substantial stake in our long-term success.

Analyze Executive Compensation Risk

Our Compensation Committee, together with management and our independent consultant, annually review our compensation programs to see that they do not encourage imprudent risk.

Retain an Independent Compensation Consultant

Our Compensation Committee has engaged Frederic W. Cook & Co., which it has determined is independent, to review our compensation practices, compare our executive compensation to that of our peers and advise us of best practices regarding compensation matters.

Impose a Clawback Policy

Our compensation recoupment or “clawback” policy provides that in the event of a material restatement of financial results due to misconduct, our Board will seek to recoup such compensation to any SVP or above whose misconduct caused or significantly contributed to the material restatement.

Mitigate Potential Dilution from Equity Awards

Our Board has authorized us to purchase shares of our common stock in open market transactions to offset the dilutive effect of stock-based compensation awards and to meet our obligations under employee benefit and compensation plans.

What We Don’t Do

Guarantee Payouts on Performance-Based Awards We do not provide performance-based cash or equity awards for unmet performance goals and have no minimum guaranteed payout.
Provide Employment Agreements We do not have individual employment contracts with our executive officers
Pay Dividend Equivalents on Unvested Long-Term Incentives We do not pay dividend equivalents on unvested or unearned performance share awards.
Pay Tax Gross Ups We do not provide tax reimbursements to our executive officers.
Provide Executive Perquisites Our executive officers are generally not entitled to any special perquisites, with the exception of relocation benefits.
Allow Pledging or Hedging of Company Stock We prohibit our directors, officers and employees from pledging or hedging company securities.

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Compensation Philosophy

Our compensation philosophy is to offer competitive compensation and benefit programs that will attract and retain the talented executives and employees who are critical to executing our strategic priorities and who exemplify our core values.

Our executive compensation programs are comprised of a mix of fixed and variable cash and equity-based pay with a significant portion of actual total compensation dependent on meeting financial and operational objectives.

Our executive compensation programs are designed around the following concepts:

•	Rewarding leaders for delivery of outstanding business results and driving a performance-oriented culture;

•	Promoting and sustaining exceptional performance over time to generate long-term growth in stockholder value; and

•	Leading in accordance with our guiding principles, which are core values, exceptional people, shared purpose, powerful collaboration and superior execution.

Our approach allows us to reward our executives for delivering value to stockholders while reducing or eliminating overall compensation levels if we do not achieve our goals or consistently underperform our peers.

Our Compensation Committee and Compensation Decision-Making Process

All compensation actions for our CEO and other NEOs are approved by our Compensation Committee. The CEO; the Senior Vice President and Chief Human Resources Officer; the Vice President, Compensation, Benefits and Human Resource Information Systems; and either the General Counsel or Associate General Counsel—Corporate attend regular Committee meetings and provide information, analysis, additional perspective, and proposals for changes, as requested.

The Committee meets, together with the Committee’s compensation consultant outside the presence of the NEOs and all other executive officers to consider appropriate compensation for our CEO, taking into consideration an annual review of the CEO’s performance by the independent members of the Board. The Board receives a list of individual goals from the CEO each year during the first quarter and the CEO formally reviews his performance against the goals with the Board during the year and after the close of the fiscal year. The independent Board members evaluate the CEO’s performance. The Committee uses this performance evaluation, market data and input from its compensation consultant to make key decisions regarding the CEO’s base salary, annual cash incentive award payout and long-term equity incentive awards.

Overall target compensation and grants of long-term equity incentive awards for other members of senior management, including the other NEOs, are generally based on market data as described below under the heading “Comparative Analysis” and internal equity considerations. Each year, the CEO completes an evaluation of each NEO’s performance, taking into consideration factors such as financial and operational results, individual contributions in obtaining those results and achievement of individual goals. Our CEO then makes annual recommendations to the Committee on the base salary, short-term compensation and long-term equity incentive awards for members of senior management. The CEO’s recommendations, our financial and operational results for the prior fiscal year as well as the comparative analysis described below under the heading “Comparative Analysis”, are considered by the Committee when making decisions on adjusting base salaries, setting annual cash incentive targets, making discretionary adjustments under our annual cash incentive program and awarding long-term equity incentives.

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Compensation Consultants

The Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) during fiscal 2014 as a compensation consulting firm to review our compensation practices and to compare the compensation of our executive officers to that of our peers, as discussed in further detail below under the heading “Comparative Analysis.” During fiscal 2014, FW Cook provided no services to us other than its work providing executive compensation advice to the Compensation Committee.

In February of 2014 and 2015, the Compensation Committee considered the following six factors with respect to FW Cook:

•	the provision of other services to us by FW Cook;

•	the amount billed to us by FW Cook, as a percentage of the total revenue of FW Cook;

•	the policies and procedures of FW Cook that are designed to prevent conflicts of interest;

•	any business or personal relationship of the FW Cook consultants with members of the Compensation Committee;

•	any of our stock owned by the FW Cook consultants; and

•	any business or personal relationship of the FW Cook consultants or FW Cook with any of our executive officers.

After considering the foregoing factors, the Compensation Committee determined that FW Cook is independent and the work of FW Cook with the Compensation Committee for fiscal 2014 has not raised any conflicts of interest.

Comparative Analysis

For fiscal 2014, we used a compensation peer group developed in coordination with FW Cook. The compensation peer group was developed using the guiding principles that the compensation peer group should include a sufficient number of companies to minimize year-over-year volatility in compensation data; selection criteria should be objective where possible and include similar scale, industry, and business characteristics that reflect our current circumstances as well as our business direction; and companies should be US-based to facilitate compensation comparisons.

Based on the principles outlined above, the following selection criteria to develop the compensation peer group were used in 2014:

•	Asset/Capital intensive nature;

•	Primarily manufacturers in industries such as oil and gas, chemicals, forest products and utilities in which commodity prices heavily influence profitability;

•	Environmentally and safety focused;

•	Currently in a highly regulated business or whose core operations are likely to be significantly impacted by proposed regulations;

•	Operate a number of fixed manufacturing sites or plants; and

•	Companies should generally be no less than one-third and no greater than three times our size as measured by revenue, total assets, and market capitalization.

However, the Compensation Committee has also suggested limiting the number of companies within an adjacent industry to avoid becoming too heavily weighted in any particular industry.

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The Compensation Committee typically reviews the compensation peer group with FW Cook in July each year. There were no acquisitions, consolidations, spin-offs or other significant business changes among the compensation peer group that impacted its composition in 2014. The members of our compensation peer group, which was used by FW Cook during the annual assessment of total compensation for senior executives presented to the Compensation Committee in October 2013 and October 2014, are included in the table below. For purposes of measuring performance to determine payouts associated with the performance shares granted during fiscal 2014, we used a separate performance peer group, as discussed in more detail below under the heading “Long-Term Incentives.”

Air Products and Chemicals, Inc.	Ingersoll-Rand plc	PPG Industries, Inc.
Alcoa Inc.	International Paper Company	PPL Corporation
Alliant Energy Corporation	Kimberly-Clark Corporation	Praxair, Inc.
Alon USA Energy, Inc.	Kinder Morgan, Inc.	Rock-Tenn Company
Ameren Corporation	Marathon Petroleum Corporation	Sempra Energy
Calpine Corporation	The Mosaic Company	United States Steel Corporation
Centerpoint Energy, Inc.	Murphy Oil Corporation	Valero Energy Corporation
CHS Inc.	Northeast Utilities	Western Refining, Inc.
Dow Chemical Company	NRG Energy	Weyerhaeuser Company
Eastman Chemical Company	NuStar Energy L.P.	Williams Companies, Inc.
Eaton Corporation	Phillips 66	Xcel Energy Inc.
Exelon Corporation	Potash Corporation of Saskachewan Inc.
Hess Corporation
HollyFrontier Corp

Comparative information for the compensation peer group is as follows:

	Revenue (Calendar Year 2013)	Total Assets (as of 12/31/13)	Market Capitalization (as of July 2013)
Peer Group Median	$11.3 billion	$20.3 billion	$17.0 billion
Peer Group Range	$3.3 billion to $157.8 billion	$2.2 billion to $79.9 billion	$0.4 billion to $58.6 billion
Tesoro	$37.0 billion	$13.4 billion	$7.3 billion

In addition to data from the compensation peer group, FW Cook also provided data to the Compensation Committee from the following resources to confirm and enhance the compensation peer group market study:

•	Supplemental benchmarking data for key functional positions (such as Chief Financial Officer and General Counsel) since the skills associated with these positions can more easily be applied to companies outside our compensation peer group;

•	Industry specific data from the Towers Watson Oil Industry Group (OIG) survey; and

•	General industry data.

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Elements of Executive Compensation / Pay for Performance

This section highlights how and why we believe the Company’s compensation programs are designed to create a pay for performance culture. Our executive compensation programs are comprised of a mix of fixed and variable cash and equity-based pay with a significant portion of actual total compensation dependent on meeting financial and operational objectives. Our executive officers receive their maximum reward opportunity only if the Company performs exceptionally well, and our shareholders benefit from that performance.

Compensation Element	Objective	Key Features	Performance-Based / At Risk?
Base Salary	Reflects executive responsibilities, job characteristics, seniority, experience and skill set; designed to be competitive with those of comparable companies with which we compete for talent	Reviewed annually and subject to adjustment based on market factors, individual performance, experience and leadership
Annual Cash Incentive	Rewards executives’ contributions to the achievement of predetermined corporate, business unit and individual goals	Compensation Committee establishes performance measures to best align performance relative to meeting financial and safety goals ultimately driving shareholder value	Pays out only based on achievement of established measurable goals; does not pay out if established threshold goals are not achieved
Performance Shares (Long-Term Equity Awards)	Correlates executives’ pay with increases in shareholder value as well as return on capital measured over a three-year period	In periods of low shareholder return, executives realize little or no value; in periods of high shareholder return, executives may realize substantial value	Pays out only based on increased shareholder value; may not vest depending upon shareholder return and how well the company achieves a return on capital employed
Market Stock Units (Long-Term Equity Awards)	Incentivizes management contributions to long-term increases in shareholder value; retains executives in the competitive energy market	A portion of executive compensation is paid in stock units with the number of shares earned based on our stock price performance over a three-year period	Awards are not paid if the average closing stock price prior to the end of the three-year period decreased by more than 50% from the average closing stock price when awards were granted

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Our Compensation Committee reviews each executive’s target total direct compensation for alignment with our compensation peer group and our compensation philosophy. However, the Compensation Committee does not determine the level of total direct compensation based exclusively on comparative analysis against our compensation peer group. It considers other factors, which may include internal pay equity and consistency and the executive’s job responsibilities, management experience, individual contributions, number of years in his or her position and recent compensation adjustments, as well as other relevant considerations (with no particular weighting assigned to any of these factors).

We generally target total direct compensation (base salaries, annual cash incentives and long-term incentives) at the 50th percentile

We believe targeting the 50th percentile of our compensation peer group for total direct compensation is a competitive starting point to attract and retain critical executive talent. Our emphasis on variable or “at risk” components of incentive pay results in actual compensation ranging above or below the median based on the achievement of the objectives established in our annual and long-term incentive plans and changes in the value of our stock. While the Compensation Committee assesses each compensation component separately, the aggregate total direct compensation is considered in the context of the overall pay determination. Our strategy also includes ongoing evaluation and adaptation, as necessary, of our compensation programs to ensure continued alignment between company performance and pay.

Elements of 2014 Target Compensation

as a % of Total Direct Compensation(1)

(1)	The compensation elements above are based on our CEO’s and other NEOs’ targeted compensation opportunities on an annualized basis, which may differ from the amounts listed in the Summary Compensation table and Grants of Plan-Based Awards table listed below. 88% of Mr. Goff’s 2014 target compensation and 72% of the other NEOs’ 2014 target compensation was considered “at-risk” because it was based upon achieving specific performance measures.

Base Salaries

Base salaries for our NEOs are reviewed each year relative to market competitive data as well as other relevant considerations described above. On February 4, 2014, the Compensation Committee approved an increase in the base salaries for Mr. Goff and certain other NEOs, each effective February 9, 2014 as part of the annual compensation

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review process which includes analysis of market competitive data for total direct compensation and the NEOs’ respective performance, roles and responsibilities. These decisions resulted in the base salaries for each of the NEOs shown below.

	Before 2/9/2014	Effective 2/9/2014
Gregory J. Goff	$1,400,000	$1,500,000
G. Scott Spendlove	500,871	500,871
Keith M. Casey	460,000	477,100	*
Charles S. Parrish	536,648	558,700

*In connection with his promotion from Senior Vice President, Strategy and Business Development to Executive Vice President, Operations, effective June 1, 2014, Mr. Casey’s annual base salary was increased to $600,000.

Mr. Sterin and Ms. Warner joined Tesoro after these salary decisions were made and their starting salaries were as follows:

	Start Date	Salary
Steven M. Sterin	8/18/2014	$700,000
Cynthia J. (CJ) Warner	10/6/2014	575,000

Annual Performance Incentives

We believe that annual cash based incentives promote management’s efforts to drive the achievement of annual performance goals and objectives, which in turn help to create additional stockholder value. In February 2014, the Compensation Committee approved the 2014 incentive compensation program (the “2014 ICP”) based on management’s recommendation. The 2014 ICP structure approved for our senior executives was similarly used for our salaried and hourly incentive-eligible employees and provides all employees under the program with the same upward and downward bonus opportunity (0% below threshold; 50% at threshold; 100% at target; 200% at maximum). The calculation of total 2014 ICP bonus payout to an employee is determined as follows, with each element described below the calculation:

Total ICP Bonus Payout	=	Bonus Eligible Earnings	x	Target Bonus %	x	% Overall Performance Achieved*	+/-	Individual Performance Adjustment

* For Mr. Goff, this is a weighted average blended rate composed of corporate performance objectives. For all other NEOs, this is a weighted average blended rate composed of corporate performance rate and business unit rate. These measures are explained in further detail on the next two pages.

Bonus Eligible Earnings is based on salary earned during the 2014 calendar year.

Target Bonus Opportunities (%) for our NEOs are approved by the Compensation Committee based on analysis of market-competitive data of our compensation peer group, while also taking into consideration our compensation philosophy and other factors, such as internal equity and individual contributions. For 2014, Mr. Goff’s target bonus amount, as a percentage of base salary earnings for the year, was increased from 125% to 150% to maintain relative market competitiveness and to provide greater upside pay opportunity for demonstrated performance. For our other NEOs, 2014 target bonus opportunities, as a percentage of base salary earnings for the year, were as follows: Mr. Sterin – 80%, Mr. Casey – 90%, Mr. Parrish – 75%, Ms. Warner – 80%, and Mr. Spendlove – 70%.

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Performance Objectives for Determining Overall Performance Achieved (%)

The ICP structure uses a mix of objectives designed to focus management on key areas of performance. For Mr. Goff, 2014 ICP payouts were determined by performance against pre-established performance levels for our overall corporate performance. For the other NEOs, 2014 ICP payouts were determined by performance against pre-established performance levels for two components (corporate performance and business unit performance), as detailed below. Business unit performance was added for the NEOs, other than Mr. Goff, because each of them has responsibility for a specific business unit or several business units. The majority of the weightings between corporate and business unit performance is 50% corporate and 50% business unit. For certain administrative functions, a heavier weighting is applied to corporate performance to create strong alignment to corporate goals and ensure harmonization of efforts across administrative and operating functions.

	Weighting of Corporate Performance	Weighting of Business Unit Performance	Business Unit
Goff	100%	N/A	N/A
Spendlove/Sterin	68%	32%	Finance, Accounting and Information Technology
Casey (Jan. – May)	50%	50%	Strategy and Business Development
Casey (June – Dec.)	50%	50%	Refining, Marketing, Logistics and Supply Chain
Parrish	70%	30%	Legal
Warner	50%	50%	Strategy and Business Development

Our corporate performance results and results of the individual business units may be adjusted to take into account unbudgeted business decisions, unusual or non-recurring items, and other factors, as approved by the Compensation Committee, to determine the total amount, if any, available under the 2014 ICP.

Component 1 – Corporate Performance

The first component of the ICP was our corporate performance, including the earnings before interest, taxes, depreciation and amortization (EBITDA), cost management, business improvement, and safety and environmental measures described below (ranked in order of weighting).

•	EBITDA, at 50%, was the most heavily weighted metric of this component because we believe that significant improvements in EBITDA drive cash flow, provide financial strength, and increase stockholder value. Targets for this component are based on our annual business plan. We measure EBITDA on a margin neutral basis by excluding fluctuations in commodity prices (and thereby fluctuations in margins) over which management has little influence. To ensure results achieved do not reflect positive or negative impact of market factors, EBITDA performance for ICP purposes is adjusted by the amount of the difference between actual and budgeted results for the Tesoro refining margin index multiplied by budgeted throughput. We recognize that the use of EBITDA on a margin neutral basis to assess our performance is different from our reported results, but we believe that it more accurately reflects the efforts and results of management and our employees to meet and exceed performance objectives and goals without the influence of fluctuating prices and margins on compensation or goal setting.

•	Controllable cost management is weighted at 17.5% of this component because it is clearly within the control of our employees and key to our performance. Targets are based on our annual business plan that is reviewed by the Board. This metric is measured as total cash costs excluding annual incentive compensation program, stock-based compensation expense, non-controllable expenses for post-retirement employee benefits (pension, medical, life insurance) and insurance (property, casualty and liability), spill prevention costs and environmental accruals and benefits. It includes allocations of refining maintenance and labor to capital projects. Refining energy variable costs and internally produced fuel consumption are market adjusted to budget-assumed prices.

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•	Business Improvement is weighted at 17.5% of this component and includes capital improvement initiatives, synergies related to asset acquisitions and other projects and initiatives.

•	Personal safety, process safety and environmental safety, each weighted at 5%, are critical to the success of our Company and reflect our ability to operate our assets in a safe and reliable manner. Because we believe in continuous improvement, each of our safety metrics is measured by improvement compared to the average incident rate for the prior three year period.

See discussion above for explanation of metrics.

These components resulted in a weighted average overall performance on the corporate component of 188%. See discussion below for adjustments to results.

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Calculation and Adjustment of Corporate Performance:

•	To ensure results achieved do not reflect positive or negative impact of market factors, EBITDA performance for ICP purposes is adjusted by the amount of the difference between actual and budgeted results for the Tesoro refining margin index times budgeted throughput. In 2014, the margin neutral EBITDA used for purposes of calculating ICP awards was $2.293 billion while our reported EBITDA was $2.3 billion. In prior years, the effect of adjusting EBITDA to a margin neutral basis has resulted in ICP EBITDA being both above and below reported EBITDA and it will likely continue having varying impacts in future years.

•	For the calculation of both the EBITDA and cost management components, the Compensation Committee has the discretion to take into consideration special items, including decisions that have a material impact on our results compared to budget, unusual items and non-recurring items. For calculating the 2014 results shown above, the most significant items which the Committee considered in calculating EBITDA and cost management performance were related to unbudgeted expenses associated with funding Tesoro’s newly formed charitable foundation and costs of acquiring and integrating the natural gas gathering and processing business from QEP Resources (QEP).

Component 2 – Business Unit Results

The second 2014 ICP component was more specifically tailored to the performance of the individual’s business unit. Our business unit goals are directly aligned with our corporate objectives and are measured using common criteria to promote consistency throughout the organization. Business unit criteria include safety and environmental, cost management, improvements in EBITDA, and business improvement and value creation initiatives. Like the overall structure of the 2014 ICP, the business unit targets were set at stretch levels that were challenging and would generate significant value for our stockholders. Business unit targets are not disclosed because such information is confidential and disclosure of such information would cause competitive harm to us.

Individual Performance Adjustments

The Committee also has discretion to adjust individual awards based on their assessment of an individual executive’s performance relative to successful achievement of goals, business plan execution, and other leadership attributes. Adjustments are applied as a percentage of an individual target bonus opportunity.

In recognition of Mr. Goff’s significant leadership as evidenced by the Company’s strong financial and operating performance during 2014, the successful completion of the acquisition of QEP’s natural gas gathering and processing business, and continuing to drive outstanding safety and environmental results, the Committee approved a 30% upward adjustment for Mr. Goff’s incentive compensation award. The Committee approved a 25% upward adjustment for Mr. Casey in recognition of excellent performance in running operations, leading the Strategy and Business Development function prior to assuming his current role, and for making significant progress in improving the operating performance of the Company’s logistics business. In recognition of Mr. Parrish’s significant commercial and legal contributions in support of the acquisition of QEP’s field service assets, the Committee approved a 25% upward adjustment to his ICP award. Mr. Sterin demonstrated strong leadership and was instrumental in the QEP field service acquisition. As a result, the Committee provided Mr. Sterin with a 10% upward adjustment. The Committee did not make any adjustments to Ms. Warner’s or Mr. Spendlove’s ICP awards.

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Actual Performance and Payouts

The table below provides the specific bonus targets, level of achievement (including the adjustments described above), individual performance adjustment, and annual bonus payment for each NEO for 2014:

Name	Bonus Eligible Earnings ($)	Target Bonus %	Overall Performance Achieved (rounded to the nearest whole percentage)	Calculated Bonus Payout ($)		Individual Performance Adjustments (% Increase/ Decrease)	Total Bonus Payout ($)
Goff	1,484,615	150%	188%	4,186,615		30%	4,854,692
Sterin	228,846	80%	188%	344,184		10%	362,492
Casey	540,646	80%	188%	772,229		25%	874,919
Parrish	555,307	75%	195%	812,137		25%	916,257
Warner	110,577	80%	188%	166,308		0%	166,308
Former Executive Spendlove	356,389	70%	188%	469,008	(a)	0%	469,008
(a)	Pursuant to the terms of the 2014 ICP, Mr. Spendlove received a pro-rated payout of his 2014 ICP award.

Long-Term Incentives

We believe that our senior executives, including our NEOs, should have their interests aligned with those of our stockholders. Accordingly, we believe that these executives should have a considerable portion of their total compensation tied to stock price performance in the form of equity incentives. For our NEOs, the Compensation Committee approves a target award value for long-term incentives based on analysis of market-competitive data of our compensation peer group. In addition, other factors such as internal equity and individual contributions are considered. These decisions resulted in the long-term incentive target values granted in 2014 to each of the NEOs shown below.

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Our long-term incentive awards for existing employees recognize the importance of pay for performance while addressing employee retention through the grants of performance shares (generally 50% of the total award value for NEOs and split evenly between two equally-weighted separate performance metrics) and MSUs (generally 50% of the total award value for NEOs). The mix of equity awards is intended to align long-term incentive compensation with specific performance measures, including stock price performance. The allocation of awards between performance shares and MSUs is designed to provide a balance between the retentive value of MSUs (tied to absolute shareholder return) with the belief that pay should also be closely aligned with relative performance. However, for those NEOS who also served as directors of TLGP at the time of grant, we awarded 20% of their total award value in the form of TLLP phantom units to align a portion of the NEO’s incentives with TLLP’s unitholders. For new executives hired during 2014, we granted a mix of market stock units and time-based restricted stock. The restricted stock component is designed to replace long-term incentives that the executive may have forfeited with a prior employer to accept a Tesoro position.

	Performance Shares	Market Stock Units	Tesoro Logistics LP Phantom Units	Restricted Stock
Performance Drivers	• Total Shareholder Return (TSR) relative to the Tesoro performance peer group • Return on Capital Employed (ROCE) relative to the Tesoro performance peer group	• Stock Price Performance including dividends	• Relative Total Unitholder Return (TUR) compared to the TLLP performance peer group	• Stock price appreciation
Objectives	• Use relative performance metrics to drive successful execution of strategy	• Combine retentive value of restricted stock with the ability to reward for stock price appreciation	• Use of a relative performance metric to drive successful execution of strategy	• Recruitment and retention • Used in connection with sign-on awards
Program Design	• Typically awarded each February • At the conclusion of the three-year performance cycle, payouts can range from 0% to 200% of the target grant based on the relative performance of TSR and ROCE

• Typically awarded each February

• Also awarded to certain new management hires

• At the conclusion of the three-year performance cycle, the number of shares issued range from 50% to 200% of the target units based on stock price performance for the 30 days prior to vesting compared to the 30 days prior to grant

• Typically awarded by the TLLP Board each February to management directors

• Grants are coordinated with the Tesoro’s Compensation Committee

• At the conclusion of the three-year performance cycle, payouts can range from 0% to 200% of the target grant based on the relative performance of TUR.

• Vesting periods vary, depending upon incentives of prior employer forfeited by the new executive

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In determining the number of shares or units granted and paid out at the end of the performance period, we use an average stock price of the 30-trading days leading up to the date of grant or end of the performance period. This approach lessens the impact of daily stock price volatility on the number of awards granted and value of the ultimate payout. The components of the long-term incentives granted to Messrs. Goff, Casey, Parrish and Spendlove in February 2014 were as follows:

Components of 2014 Target Value of Long-Term Incentive Awards

Total Target Grant Value(a): Mr. Goff: $9,000,000 Mr. Parrish: $1,000,000 Mr. Spendlove: $1,000,000	Total Target Grant Value(a): Mr. Casey: $825,000 Mr. Casey was not serving as a director of TLGP at the time of grant and, therefore, received a different LTI allocation

(a)	Due to rounding in the grant of equity units, changes in our stock price between the date on which the awards were determined and the date the awards were granted, and accounting assumptions utilized in valuing equity awards, the target grant value may differ from the actual value granted.

In addition, Mr. Casey received an award of 5,636 MSUs in connection with his promotion to Executive Vice President, Operations, on June 1, 2014.

Mr. Sterin and Ms. Warner were each hired after the annual long-term incentive grants, but received initial sign-on grants as an inducement to accept executive positions with Tesoro as follows:

Name	Market Stock Units (1)	Restricted Stock (2)
Sterin	$1,100,000	$400,000
Warner	$750,000	$1,700,000

(1)	Market Stock Unit awards become eligible for vesting, based on actual stock price performance and continued employment, at the end of the 36 month performance period (ending August 18, 2017 for Sterin and October 6, 2017 for Warner).

(2)	Mr. Sterin’s restricted stock vests 100% on the one-year anniversary of his first date of employment. Ms. Warner’s restricted stock vests 100% on the third anniversary of her first date of employment.

Performance Share Awards

PSA Grants.  Performance share awards granted in 2014 pay out between 0% and 200% of target based on achievement with respect to the applicable performance goal.

•

The performance peer group is made up of HollyFrontier Corporation, Marathon Petroleum Corporation, Phillips 66, Valero Energy Corporation (the “LTI Performance Peer Group”), and the Standard & Poor’s 500 Index (“S&P 500”). The LTI Performance Peer Group includes refining and marketing companies that have

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common characteristics with us. These common characteristics are not necessarily shared by other companies in our compensation peer group, or by some of our larger competitors within the oil and gas industry. We think it is appropriate to measure our performance against the LTI Peer Group for relative TSR and relative ROCE purposes because we believe investors view our businesses in a similar manner. Use of the S&P 500 measurement for determining relative TSR will reflect our performance against a broader index of large-cap common stock companies.

•	50% of the performance shares are based on our relative Total Shareholder Return (“TSR”) from January 1, 2014 through December 31, 2016 measured against the performance peer group. For purposes of the 2014 awards, TSR is defined as the appreciation in our stock price during the performance period (in dollars) plus cumulative dividends (excluding special dividends) paid during the performance period. TSR will be measured using the average of three discrete one-year TSR calculations during the performance period. For the TSR metric, our performance share award payout is determined in accordance with the following table. Payouts between points shown below will be adjusted accordingly.

•	50% of the performance shares are based on our Return on Capital Employed (“ROCE”) from January 1, 2014 through December 31, 2016 measured against the LTI Performance Peer Group.

•	The actual number of performance share awards earned at the end of the performance period will be equal to the target number of performance share awards granted multiplied by our performance share payout % with respect to the performance metrics.

Tesoro Corporation TSR v. LTI Performance Peer Group TSR	Payout %
33.33% or more below LTI Performance Peer Group Median	0% (Threshold)
30% below LTI Performance Peer Group Median	10% of Target
20% below LTI Performance Peer Group Median	40% of Target
10% below LTI Performance Peer Group Median	70% of Target
0% of LTI Performance Peer Group Median	100% (Target)
10% above LTI Performance Peer Group Median	130% of Target
20% above LTI Performance Peer Group Median	160% of Target
30% above LTI Performance Peer Group Median	190% of Target
33.33% or more above LTI Performance Peer Group Median	200% of Target (Maximum)

•	For purposes of the 2014 awards, ROCE is defined as earnings before interest and taxes divided by the average total capital employed. Total capital employed equals working capital (excluding current maturities of debt) plus net property, plant and equipment and other long-term assets less other liabilities (excluding debt). ROCE will be measured using the average of three discrete one-year ROCE calculations during the performance period. For the ROCE metric, our performance share award payout is determined in accordance with the following table:

Tesoro Corporation ROCE v. LTI Performance Peer Group ROCE	Payout %
< 50% of LTI Performance Peer Group Average	Between Zero and 50% of Target
50% of LTI Performance Peer Group Average	50% of Target (Threshold)
> 50% and < 100% of LTI Performance Peer Group Average	Between 50% and 100% of Target
100% of LTI Performance Peer Group Average	100% (Target)
> 100% and < 112.5% of LTI Performance Peer Group Average	Between 100% and 151% of Target
112.6% of LTI Performance Peer Group Average	151% of Target (Stretch)
> 112.6% and < 125% of LTI Performance Peer Group Average	Between 151% and 200% of Target
> 125% of LTI Performance Peer Group Average	200% of Target (Maximum)

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•	The executive officers that received performance share awards in 2014 have the right to receive dividend equivalents with respect to such performance share awards based on the actual level of payout. The accrued dividend equivalents are paid in cash at the time the underlying performance share awards are distributed, but only to the extent the underlying performance share awards vest.

PSA Payouts.  Tesoro’s grants of performance share awards to executive officers made in 2011 and 2012 were paid during 2014 and early 2015 as follows (note that awards granted in May 2011 used a method of ranking the Company’s TSR and ROCE performance among its peers, which differs slightly from the methodology described above):

Grant Date	Certification Date	Performance Period	PSA Perfor- mance Measure	Actual Performance	Vesting Percentage
May 2011	April 2014	4/1/2011 – 3/31/2014	TSR	Comparatively against the peer group and S&P 500 index, Tesoro’s average TSR of 36.04% ranked #2 of 6	175%
May 2011	May 2014	4/1/2011 – 3/31/2014	ROCE	Compared to the peer group ROCE average of 11.46%, Tesoro’s average ROCE was 16.83%	200%
February 2012	January 2015	1/1/2012 – 12/31/2014	TSR	Comparatively against the peer group and S&P 500 index, Tesoro’s average TSR of 51.60% ranked #1 of 6	200%

These payouts are reported in “Executive Compensation – Compensation Tables and Narratives – Option Exercises and Stock Vested in 2014.”

Market Stock Units

MSU Grants. As described above, MSUs were also granted in 2014. An MSU award is a grant of stock units in which the number of shares earned at vesting is based on our stock price performance over the performance period. MSUs were introduced in 2011 and replaced traditional time-vested awards in order to directly align long-term incentive pay with stock price performance. The MSUs granted in 2014 will become eligible for vesting, based on stock price performance and continued employment, at the end of a 36-month performance period beginning on February 4, 2014 and ending on February 4, 2017. Upon vesting, the number of shares earned will be determined as follows:

Shares Earned at Vesting	=	# of Targeted MSUs at Grant	x	Average closing stock price for the 30 trading days* prior to the Vesting Date Average closing stock price for the 30 trading days* prior to the Grant Date

*Normal dividends are assumed to have been reinvested on the date they are paid in order to calculate the average 30-trading day stock price.

However, there is no payout if the average closing stock price for the 30 trading days prior to the vesting has decreased by 50% or more from the average closing stock price for the 30 trading days prior to the grant date. In addition, the number of units that may be issued upon payout is capped at 200% of target.

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MSU Payouts. Tesoro’s grants of MSUs to executive officers made in 2011 and 2012 were paid during 2014 and early 2015 as follows:

Grant Date	Certification Date	Performance Period	Average closing stock price for the 30 trading days* prior to the Grant Date	Average closing stock price for the 30 trading days* prior to the Vesting Date	Vesting Percentage (to be multiplied by Target Units for # of Shares to be Issued)
May 2011	May 2014	5/11/2011 – 5/11/2014	$26.50	$53.98	200%
February 2012	February 2014	2/1/2012 – 2/1/2015	$23.69	$77.35	200%

* Normal dividends are assumed to have been reinvested on the date they are paid in order to calculate the average 30-trading day stock price.

These payouts are reported in “Executive Compensation – Compensation Tables and Narratives – Option Exercises and Stock Vested in 2014.”

TLLP Equity Awards

Messrs. Goff, Sterin, Casey and Parrish are (and until termination of his employment with Tesoro, Mr. Spendlove was) executive officers of Tesoro, and in addition to rendering services to Tesoro, they devoted some of their professional time to TLLP during 2014. For Messrs. Goff, Spendlove, and Parrish (each of whom was serving as a director of TLGP at the time of annual long-term incentive grants), 20% of their total 2014 long-term incentive value, approved by the Compensation Committee, was delivered in the form of performance phantom units of TLLP. The TLLP performance phantom units will vest based on the achievement of relative total unitholder return over a performance period from January 1, 2014 through December 31, 2016 as compared to a peer group of companies. The peer companies currently include Buckeye Partners, Enbridge Energy Partners, Genesis Energy, LP, Global Partners, Holly Energy Partners, Magellan Midstream Partners, Martin Midstream Partners, MPLX, NuStar Energy, Phillips 66 Partners, Sunoco Logistics Partners, Targa Resources Partners and TransMontaigne Partners. These companies were selected based on the TLGP Board’s view that key stakeholders compare TLLP’s business results and relative performance with these companies. The payout will range from none of the units vesting for performance below the 30% percentile of relative total unitholder return, to vesting of 200% of the units for performance that is at or above the 90th percentile of relative total unitholder return.

The first TLLP performance phantom units granted to executives in May 2011 represented the right to receive common units at the end of the April 20, 2011 through December 31, 2013 performance period depending upon TLLP’s achievement of relative total unitholder return against a defined performance peer group. Such units were paid in February 2014 based on performance at maximum payout amounts. These payouts were reported in our 2014 proxy statement.

The TLLP performance units granted to executives in February 2012 represented the right to receive common units at the end of the January 1, 2012 to December 31, 2014 performance period depending upon TLLP’s achievement of relative total unitholder return against a defined performance peer group. TLLP’s total unitholder return of 95.50% resulted in a payout of 145.45% of the target amount. Such units were paid in February 2015 and are reported in under “Executive Compensation – Compensation Tables and Narratives -- Option Exercises and Stock Vested in 2014.”

Executive Benefits

In order to promote consistency with overall competitive practices and our compensation philosophy and to adopt a “best practice” compensation design, as of July 1, 2010, our executive officers are generally no longer entitled to any perquisites. However, in order to remain competitive and attract quality executives, we continue to allow executives to participate in our relocation program which is generally available to all management. Our executive officers do not receive a tax gross-up associated with any relocation benefits. This program also includes a recoupment provision in the event employment is terminated within a one-year period.

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We provide health and welfare benefits and maintain non-contributory qualified and non-qualified retirement plans that cover officers and other eligible employees. Retirement and health and welfare benefits provided to our NEOs are designed to be consistent in value and aligned with benefits offered by companies with whom we compete for talent. See the discussion under the heading “Retirement/Pension Benefits in 2014” for a description of the retirement plans.

Change-in-Control and Termination Arrangements

On January 12, 2011, the Board approved an Executive Severance and Change-in-Control Plan (the “Plan”). The Plan reduces uncertainty for certain executives in the event of a change-in-control or other events affecting our Company’s existence and provides a benefit in the event of the termination of employment of certain executives, including each of our NEOs, under certain conditions that are beyond the executive’s control. The Plan, which does not provide for excise tax gross-ups for retirement benefits, is market competitive with amounts payable to executives terminated involuntarily or upon a change-in-control event, is consistent with stockholder-friendly pay practices and eliminates the need to offer new individuals employment agreements. Our severance and change-in-control provisions for our NEOs are summarized under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement.

Omnibus Agreement with TLLP

Under the terms of an omnibus agreement with TLLP, TLLP pays an administrative fee to reimburse Tesoro for the provision of general and administrative services for TLLP’s benefit. Although Messrs. Goff, Sterin, Casey, Parrish and Spendlove provided services to both Tesoro and TLLP during 2014, no portion of the administrative fee was specifically allocated to the services they provided to TLLP.

Stock Ownership Guidelines

Our Board has established stock ownership guidelines under which each of the executives in the positions named below is required to retain 50% of the net shares obtained from performance awards (including PSAs and MSUs) settled in stock, vesting of a restricted stock grant or an option exercise until he or she satisfies the ownership guidelines based on a multiple of salary as set forth in the following table. Each executive is also required to retain that level of ownership for as long as the individual is a part of our senior management team. Our NEOs have either met or are on track to meet the ownership guidelines and are continuing to retain 50% of the net shares obtained from performance awards settled in stock, vesting of a restricted stock grant or an option exercise.

Position	Stock Ownership Guideline
Chief Executive Officer	6x annual base salary
Executive Vice Presidents	3x annual base salary
Senior Vice Presidents	2x annual base salary

Equity Grant/Trading Policies

The Compensation Committee has adopted an equity award governance policy under which all long-term equity incentives are granted. The policy prohibits the issuance of stock options at a price less than the closing sale price of our common stock on the date of grant. We generally grant equity awards at the Compensation Committee’s meeting in late January or early February of each year. We have chosen this time because it is the first meeting of each calendar year at which our results of operations from the previous year are available to the Compensation Committee. We do not purposely accelerate or delay the public release of material information, or otherwise time equity grants in coordination with the public release of material information, in consideration of a pending equity grant in order to allow the grantee to benefit from a more favorable stock price.

We also maintain a securities trading policy which prohibits, among other things, any employees and directors from entering into transactions when in possession of material non-public information or from participating in short-term

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trading or hedging activities involving our securities. The policy requires directors, senior executives and informational insiders to follow preclearance procedures for all transactions involving our securities. It also prohibits them from trading in derivative securities (other than equity-settled awards granted by the Compensation Committee or Board of Directors) or holding our securities in a margin account or otherwise pledging them as collateral for a loan.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to certain executives, unless that compensation is “performance-based compensation” as defined by the Code. In establishing the total compensation for the NEOs, the Compensation Committee considers the effect of Section 162(m), but also desires to retain flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Compensation Committee and other corporate goals that are important to our success.

Payouts of annual cash-based incentives under the 2014 ICP are paid based on achievement of performance measures under the stockholder-approved 2011 Long-Term Incentive Plan. For purposes of deductibility under Section 162(m), the Compensation Committee established (a) minimum performance criteria required for the payment of any award to the NEOs as positive net income (as reported in our Annual Report on Form 10-K) for the performance period and (b) the maximum annual incentive award for each of the NEOs as follows: Mr. Goff -- $5.0 million, Parrish -- $1.5 million, and each of Messrs. Spendlove and Mr. Casey -- $1.0 million (each was serving as a Senior Vice President at that time). Based on our 2014 net income of $888 million, criteria for the maximum possible award for each NEO was satisfied. The Compensation Committee then exercised its negative discretion in determining the amount of the actual 2014 ICP payouts based on our performance measures, business unit performance measures and individual performance as described under “Elements of Executive Compensation – Annual Performance Incentives” of this Compensation Discussion and Analysis. The actual 2014 ICP payouts are presented in the 2014 Summary Compensation Table.

Clawback Policy

In February 2010, we adopted a compensation recoupment, or “clawback” policy that provides that in the event of a material restatement of financial results due to misconduct, our Board will review all annual incentive payments and long-term incentive compensation awards that were made to any then existing senior vice president or above including our controller on the basis of having met or exceeded specific performance targets in grants or awards made after February 2, 2010 which occur during the 24-month period prior to restatement. If such compensation would have been lower had it been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for our benefit such compensation to any then existing senior vice president or above including our company controller whose misconduct caused or significantly contributed to the material restatement, as determined by the Board.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors as of February 20, 2015.

David Lilley, Chair

Mary Pat McCarthy

J.W. Nokes

Michael E. Wiley

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Executive Compensation – Compensation Tables and Narrative

2014 Summary Compensation Table

The following table sets forth information regarding the compensation of our CEO, our current and former CFOs, and our three highest paid executive officers (other than the CEO and CFOs).

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($) (c)	Non- Equity Incentive Plan Compen- sation ($) (d)	Change in Pension Value ($) (e)	All Other Compen- sation ($) (f)	Total ($)
Gregory J. Goff Chairman, President and Chief Executive Officer	2014	1,495,000	–	8,370,769	4,854,692	6,083,588	51,500	20,855,549
	2013	1,378,462	–	8,198,090	1,985,385	1,576,505	38,653	13,177,095
	2012	1,179,808	–	7,346,310	2,654,000	2,284,412	34,253	13,498,783
Steven M. Sterin (g) Executive Vice President and Chief Financial Officer	2014	263,846	–	1,566,401	362,492	27,870	15,413	2,236,022

Keith M. Casey (h) Executive Vice President, Operations	2014	549,415	–	1,117,499	874,919	100,857	29,116	2,671,806
Charles S. Parrish Executive Vice President, General Counsel and Secretary	2014	558,474	–	930,213	916,257	2,873,880	29,483	5,308,307
	2013	534,586	–	1,095,730	508,351	–	23,927	2,162,594
	2012	515,481	–	1,150,140	605,414	2,322,052	16,890	4,609,977
Cynthia (CJ) Warner (i) Executive Vice President, Strategy and Business Development	2014	139,327	340,000	2,442,672	166,308	15,230	24,131	3,127,665
Former Executive G. Scott Spendlove (j) Senior Vice President and Chief Financial Officer	2014	333,272	-	930,213(k)	469,008	-	1,393,544	3,126,037
	2013	498,946	–	1,192,750	296,382	981	21,848	2,010,907
	2012	480,346	–	1,246,020	523,572	1,351,492	15,520	3,616,950

(a)	The amounts shown include amounts deferred by Mr. Spendlove pursuant to the Tesoro Corporation Executive Deferred Compensation Plan.

(b)	The annual cash incentive award that is paid to the executive officers is reflected under the Non-Equity Incentive Plan Compensation column. The bonus amount for Ms. Warner in 2014 represents a sign-on bonus.

(c)	The amounts shown in this column reflect the aggregate grant date fair value of restricted stock, performance shares, market stock units and TLLP performance phantom units granted during the applicable fiscal year, calculated in accordance with financial accounting standards. The aggregate grant date fair value of such performance shares, market stock units and TLLP phantom performance units at the highest level of performance (resulting in 200% payout) granted in 2014 would be as follows: Mr. Goff - $16,741,537; Mr. Sterin – $2,332,793; Mr. Casey - $2,234,998; Mr. Parrish – $1,860,426; Ms. Warner - $1,485,284; and Mr. Spendlove - $1,860,426. See Note 19 “Stock-Based Compensation” in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for the valuation assumptions used in determining the fair market value of equity grants.

(d)	The amounts shown in this column represent the annual cash incentive awards earned under the 2014, 2013 and 2012 Annual Incentive Compensation Programs. The amounts shown include amounts deferred by Mr. Spendlove pursuant to the Tesoro Corporation Executive Deferred Compensation Plan. For 2014, Mr. Spendlove received a pro-rated bonus as reflected in the table above.

(e)	The amounts shown in this column reflect the change in pension value during the fiscal year.

(f)	The amounts shown in this column for 2014 reflect the following:

(1)

Thrift Plan Company Contributions: We provide matching contributions dollar-for-dollar up to 6% of eligible earnings for all employees who participate in the Thrift Plan. The matching contributions for 2014 were $14,385 for Mr. Goff,

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$9,692 for Mr. Sterin and $15,600 for each of Messrs. Casey , Parrish and Spendlove. In addition, we provide a profit-sharing contribution to the Thrift Plan. This discretionary contribution, calculated as a percentage of employee’s base pay based on a pre-determined target for the calendar year, can range from 0% to 4% based on actual performance. The profit-sharing contributions for 2014 were $37,115 for Mr. Goff, $5,721 for Mr. Sterin, $13,516 for Mr. Casey, $13,883 for Mr. Parrish, and $2,764 for Ms. Warner.

(2)	Relocation Benefits: The Company provided benefits in 2014 under its relocation program for Ms. Warner in connection with arrangements made as part of her initial employment offer in the amount of $21,367.

(3)	Severance: In accordance with the terms of the Executive Severance and Change in Control Plan, Mr. Spendlove was entitled to receive severance of $1,377,944, which is equal to 1.5 times the sum of (a) his annual base salary and (b) his average actual bonus paid during the three-year period prior to termination. Such amount was paid in lump sum on March 2, 2015, being the first business day following the end of the six months after the termination of his service. See “2014 Potential Payments Upon Termination or Change-in-Control – Payments to Mr. Spendlove.”

(g)	Effective August 18, 2014, Mr. Sterin was appointed Executive Vice President, Chief Financial Officer.

(h)	Mr. Casey was promoted from Senior Vice President, Strategy and Business Development to Executive Vice President, Operations, effective as of June 1, 2014.

(i)	Effective October 6, 2014, Ms. Warner was appointed Executive Vice President, Strategy and Business Development.

(j)	Mr. Spendlove ceased to be employed by the company effective as of August 31, 2014.

(k)	Upon Mr. Spendlove’s termination of employment, he forfeited these awards.

Grants of Plan-Based Awards in 2014

The following table sets forth information regarding the grants of annual cash incentive compensation and long-term equity compensation to our NEOs.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	Estimated Future Payouts Under Equity Incentive Plan Awards (c)			Grant date fair value of stock and option awards ($) (d)
			Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Goff	Annual Incentive	n/a	1,113,461	2,226,923	4,453,846
	Market Stock Units (e)	2/4/2014					27,336	54,672	109,344	3,228,928
	Performance Shares (f)	2/4/2014					-	32,115	64,230	1,620,202
	Performance Shares (g)	2/4/2014					-	27,709	55,418	1,603,797
	TLLP Performance Phantom Units (h)	2/7/2014					14,108	28,216	56,432	1,917,842
Sterin	Annual Incentive (i)	n/a	91,538	183,077	366,154
	Market Stock Units (e)	8/18/2014					7,242	14,484	28,968	1,166,397
	Restricted Stock	8/18/2014				6,253				400,004
Casey	Annual Incentive	n/a	205,380	410,760	821,520
	Market Stock Units (e)	2/4/2014					3,133	6,265	12,530	370,011
	Performance Shares (f)	2/4/2014					-	3,680	7,360	185,656
	Performance Shares (g)	2/4/2014					-	3,175	6,350	183,769
	Market Stock Units (e)	5/27/2014					2,818	5,636	11,272	378,063
Parrish	Annual Incentive	n/a	208,240	416,480	832,961
	Market Stock Units (e)	2/4/2014					3,038	6,075	12,150	358,790
	Performance Shares (f)	2/4/2014					-	3,569	7,138	180,056
	Performance Shares (g)	2/4/2014					-	3,079	6,158	178,213
	TLLP Performance Phantom Units (h)	2/7/2014					1,568	3,136	6,272	213,154
Warner	Annual Incentive (i)	n/a	44,231	88,461	176,923
	Market Stock Units (e)	10/6/2014					5,085	10,169	20,338	742,642
	Restricted Stock	10/6/2014				27,411				1,700,030

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Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	Estimated Future Payouts Under Equity Incentive Plan Awards (c)			Grant date fair value of stock and option awards ($) (d)
			Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Former Executive
Spendlove (j)	Annual Incentive	n/a	175,305	350,610	701,219
	Market Stock Units (e)	2/4/2014					3,038	6,075	12,150	358,790
	Performance Shares (f)	2/4/2014					-	3,569	7,138	180,056
	Performance Shares (g)	2/4/2014					-	3,079	6,158	178,213
	TLLP Performance Phantom Units (h)	2/7/2014					1,568	3,136	6,272	213,154

(a)	These columns show the range of awards under our 2014 Annual Incentive Compensation Program, or ICP, which is described in the section “Annual Performance Incentives” in the Compensation Discussion and Analysis. The “threshold” column represents the minimum payout for the performance metrics under the ICP assuming that the minimum level of performance is attained. The “target” column represents the amount payable if the target performance metrics are reached. The “maximum” column represents the maximum payout for the performance metrics under the ICP assuming that the maximum level of performance is attained.

(b)	The amounts shown in this column represents the number of shares of restricted stock granted during 2014 under the 2011 Long-Term Incentive Plan.

(c)	The amounts shown in these columns represent the threshold, target and maximum number of shares to be issued upon vesting and settlement of performance shares and market stock units granted during 2014 under the 2011 Long-Term Incentive Plan and the vesting and settlement of the TLLP Performance Phantom Units granted during 2014 under the Tesoro Logistics LP 2011 Long-Term Incentive Plan as described in the section “Long-Term Incentives” in the Compensation Discussion and Analysis.

(d)	The amounts shown in this column represent the grant date fair value of the awards computed in accordance with financial accounting standards.

(e)	These market stock unit awards are contingent on our stock price performance with a performance period thirty-six months from the date of grant as noted in the table below. Actual payouts will vary based on stock price performance from none of the units vesting to a threshold vesting of 50% of the units to a target vesting of 100% of the units to a maximum vesting of 200% of the units.

Grant Date	Performance Period
2/4/2014	2/4/2014 through 2/4/2017
5/27/2014	5/27/2014 through 5/27/2017
8/18/2014	8/18/2014 through 8/18/2017
10/6/2014	10/6/2014 through 10/6/2017

(f)	This performance share award is contingent on our achievement of relative ROCE against a defined performance peer group at the end of a thirty-six month performance period (January 1, 2014 through December 31, 2016). Actual payouts will vary based on relative ROCE from a threshold vesting of none of the units to a target vesting of 100% of the units to a maximum vesting of 200% of the units.

(g)	This performance share award is contingent on our achievement of relative TSR against a defined performance peer group and the S&P 500 at the end of a thirty-six month performance period (January 1, 2014 through December 31, 2016). Actual payouts will vary based on relative TSR from a threshold vesting of none of the units to a target vesting of 100% of the units to a maximum vesting of 200% of the units.

(h)

This TLLP performance phantom unit award is contingent upon TLLP’s achievement of relative total unitholder return at the end of the performance period from January 1, 2014 through December 31, 2016. Actual payouts will vary based on relative

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total unitholder return from none of the units vesting to a threshold vesting of 50% of the units to a target vesting of 100% of the units to a maximum vesting of 200% of the units.

(i)	For Mr. Sterin and Ms. Warner, the above table reflects the pro-rated annual incentive that they were eligible for in 2014.

(j)	The above table reflects the annual incentive Mr. Spendlove would have been entitled to for the full year. In connection with his termination of employment, however, he received a pro-rated cash incentive award for the year and forfeited the equity awards noted in the table above.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table sets forth the outstanding equity awards of our NEOs at the end of 2014.

		Option Awards (a)			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)
Goff	2/7/2014						28,216 (d)	1,712,641 (d)
	2/4/2014						109,344 (e)	8,129,726 (e)
	2/4/2014						32,115 (f)	2,423,077 (f)
	2/4/2014						55,418 (g)	4,181,288 (g)
	2/8/2013						39,000 (d)	2,449,493 (d)
	2/4/2013						104,000 (e)	7,732,400 (e)
	2/4/2013						33,000 (f)	2,519,550 (f)
	2/4/2013						52,000 (g)	3,970,200 (g)
	2/1/2012						59,000 (f)	4,520,580 (f)
	5/5/2010	118,000	12.93	5/5/2020
	5/3/2010	33,513	13.66	5/3/2020
Sterin	8/18/2014						28,968 (h)	2,153,771 (h)
	8/18/2014				6,253	468,662 (i)
Casey	5/27/2014						11,272 (h)	838,073 (h)
	2/4/2014						12,530 (e)	931,606 (e)
	2/4/2014						3,680 (f)	277,656 (f)
	2/4/2014						6,350 (g)	479,108 (g)
	4/15/2013						10,800 (e)	802,980 (e)
	4/15/2013						3,300 (f)	251,295 (f)
	4/15/2013 4/15/2013				5,150	392,173 (i)	5,400 (g)	411,210 (g)
Parrish	2/7/2014						3,136 (d)	190,347 (d)
	2/4/2014						12,150 (e)	903,353 (e)
	2/4/2014						3,569 (f)	269,281 (f)
	2/4/2014						6,158 (g)	464,621 (g)
	2/8/2013						5,000 (d)	314,038 (d)
	2/4/2013						14,000 (e)	1,040,900 (e)
	2/4/2013						4,500 (f)	343,575 (f)
	2/4/2013						7,000 (g)	534,450 (g)
	2/1/2012						9,000 (f)	689,580 (f)
	1/30/2008	35,800	40.40	1/30/2018
	2/1/2007	44,000	41.58	2/1/2017
Warner	10/6/2014						20,338 (h)	1,512,130 (h)
	10/6/2014				27,411	2,046,231(i)
Former Executive
Spendlove	2/8/2013						3,333 (d)	209,337 (d)
	2/4/2013						2,778 (f)	212,100 (f)
	2/4/2013						4,444 (g)	339,299 (g)
	2/1/2012						8,889 (f)	681,075 (f)

Tesoro Corporation 2015 Proxy Statement    41

(a)	Stock options are fully vested.

(b)	The vesting schedules for restricted stock awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Schedule
4/15/2013	50% vest each year for two years from date of grant	4/15/2015
8/18/2014	100% vest one year from date of grant	8/18/2015
10/6/2014	100% vest three years from date of grant	10/6/2017

(c)	The closing stock price of our common stock on 12/31/14 of $74.35 as reported on the NYSE was used to calculate the market value of the unvested stock awards. The closing unit price of TLLP’s common units on 12/31/14 of $58.85 as reported on the NYSE was used to calculate the market value of the unvested TLLP unit awards.

(d)	These awards represent TLLP performance phantom units, which are the right to receive a number of common units at the end of the performance period depending on our achievement of relative total unitholder return against a defined performance peer group. Each award will vest at the end of the relevant performance period, subject to performance. For each award, the number of unvested units and the payout values shown assume a payout at target; for all such awards, the payout value also includes any outstanding distribution equivalent rights that will be paid to the executive once both the award has vested and the payout results have been certified by the TLGP Board of Directors. The performance period for each award, as well as the amount of outstanding distribution equivalent rights included in the payout value is shown for each of the executives below:

	Dividend Equivalent Rights Accrued as of 12/31/2014 ($)
Name	TLLP Performance Phantom Units Granted February 2014 (Performance Period of 1/1/2014-12/31/2016)	TLLP Performance Phantom Units Granted February 2013 (Performance Period of 1/1/2013-12/31/2015)
Goff	52,129	154,343
Parrish	5,794	19,788
Former Executive Spendlove	*	13,190

*	Mr. Spendlove forfeited this award and the related distribution equivalent rights upon termination of his employment.

(e)	These awards represent MSUs, which are the right to receive a number of shares of common stock earned at vesting based on the stock price performance. The performance period is thirty-six months from the date of grant and the payout value shown assumes a payout at maximum for each award.

(f)	These awards represent performance shares, which is the right to receive a number of shares of common stock at the end of the performance period depending on our achievement of relative ROCE against a defined performance peer group. Each award will vest at the end of a thirty-six month performance period (detailed below). For each award, the payout value shown assumes a payout at target; for all such awards, the payout value also includes any outstanding dividend equivalents that will be paid to the executive once both the award has vested and the payout results have been certified by the Compensation Committee. The performance period for each award, as well as the amount of outstanding distribution equivalent rights included in the payout value is shown for each of the executives below:

	Dividend Equivalent Rights Accrued as of 12/31/2014 ($)
Name	ROCE-Based Performance Shares Granted February 2014 (Performance Period of 1/1/2014-12/31/2016)	ROCE-Based Performance Shares Granted February 2013 for all NEOs below except Casey (Granted April 2013) (Performance Period of 1/1/2013-12/31/2015)	ROCE-Based Performance Shares Granted February 2012 (Performance Period of 1/1/2012-12/31/2014)
Goff	35,327	66,000	133,930
Casey	4,048	5,940	n/a
Parrish	3,926	9,000	20,430
Former Executive Spendlove	*	5,556	20,178

*	Mr. Spendlove forfeited these awards and the related distribution equivalent rights upon termination of his employment.

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(g)	These awards represent performance shares, which are the right to receive a number of shares of common stock at the end of the performance period depending on our achievement of relative TSR against a defined performance peer group and the S&P 500. Each award will vest at the end of a thirty-six month performance period (detailed below). For each award, the payout value shown assumes a payout at maximum; for all such awards, the payout value also includes any outstanding dividend equivalents that will be paid to the executive once both the award has vested and the payout results have been certified by the Compensation Committee. The performance period for each award, as well as the amount of outstanding distribution equivalent rights included in the payout value is shown for each of the executives below:

	Dividend Equivalent Rights Accrued as of 12/31/2014 ($)
Name	TSR-Based Performance Shares Granted February 2014 (Performance Period of 1/1/2014-12/31/2016)	TSR-Based Performance Shares Granted February 2013 for all NEOs below except Casey (Granted April 2013) (Performance Period of 1/1/2013-12/31/2015)
Goff	60,960	104,000
Casey	6,985	9,720
Parrish	6,774	14,000
Former Executive Spendlove	*	8,888

*	Mr. Spendlove forfeited these awards and the related distribution equivalent rights upon termination of his employment.

(h)	These awards represent MSUs, which are the right to receive a number of shares of common stock earned at vesting based on the stock price performance, which were granted in connection with an offer of employment or a promotion. The performance period is thirty-six months from the date of grant and the payout value shown assumes a payout at maximum for each award.

(i)	These awards represent restricted stock granted in connection with an offer of employment. The market value also includes any outstanding dividends that will be paid to the executive at time of vesting of such award. The amount of outstanding dividends included with the market value for the executives are as follows: Mr. Sterin—$3,752; Mr. Casey—$9,270; and Ms. Warner – $8,223.

Option Exercises and Stock Vested in 2014

The following table reflects the aggregate value realized by the NEOs for option exercises, as well as restricted stock, performance shares with total shareholder return metric (TSR) and return on capital employed metric (ROCE), market stock units and TLLP performance phantom units that vested in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
Goff	-	-	539,681	38,680,975
Sterin	-	-	-	-
Casey	-	-	5,150	268,830
Parrish	79,900	3,615,890	102,364	7,036,051
Warner	-	-	-	-
Former Executive
Spendlove	105,100	3,620,914	65,908	4,099,011

(a)	The value realized on exercise is the aggregate excess over the fair market value of the option at the time of the exercise and the exercise price of the option multiplied by the number of options exercised.

(b)

The value realized is the closing stock price of our common stock on the vesting date multiplied by the number of shares of restricted stock that vested; the value also includes any dividends that were paid upon vesting. The amount shown for Mr. Casey includes $4,893 of dividends on the vesting of his restricted stock. The value of the performance shares with total

Tesoro Corporation 2015 Proxy Statement    43

shareholder return metric, performance shares with return on capital employed metric and the market stock units are calculated based on the number of shares granted multiplied by the performance payout factor approved by the Compensation Committee and then multiplied by the closing price of the stock on such date noted in the table below. In addition, for Messrs. Goff, Parrish and Spendlove, these realized amounts include the payouts of the TLLP performance phantom units. The value realized on the payout of the performance phantom units is calculated based on the number of units granted multiplied by the performance payout factor approved by the TLGP Board of Directors noted below and then multiplied by the closing price of the common units on such date. Of the amounts realized for the TLLP performance phantom units’ payout, the amounts paid in distribution equivalent rights to the NEOs were: Mr. Goff, $148,512, Mr. Parrish, $24,755 and Mr. Spendlove, $22,009.

Type of Award	Grant Date	Approval Date	Performance Payout Factor
Performance Shares with TSR	5/11/2011	April 29, 2014	175%
Performance Shares with ROCE	5/11/2011	May 23, 2014	200%
Market Stock Units	5/11/2011	May 23, 2014	200%
TLLP Performance Phantom Units	2/7/2012	January 22, 2015	145%
Performance Shares with TSR	2/1/2012	January 27, 2015	200%
Market Stock Units	2/1/2012	February 10, 2015	200%

Retirement/Pension Benefits in 2014

The following table sets forth the estimated present value as of December 31, 2014 of the accumulated pension benefits provided under the Tesoro Corporation Retirement Plan, Executive Security Plan and Supplemental Executive Retirement Plan for each of the NEOs.

Name	Plan Name	Years of Credited Service (a)	Present Value of Accumulated Benefit ($) (b)	Payments during last fiscal year ($)
Goff	Tesoro Corporation Retirement Plan Executive Security Plan	0.7 5	108,413 11,435,576	- -
Sterin	Tesoro Corporation Retirement Plan Supplemental Executive Retirement Plan	n/a n/a	12,077 15,793	- -
Casey	Tesoro Corporation Retirement Plan Supplemental Executive Retirement Plan	n/a n/a	29,590 110,842	- -
Parrish	Tesoro Corporation Retirement Plan Executive Security Plan	17 21	880,662 8,933,268	- -
Warner	Tesoro Corporation Retirement Plan Supplemental Executive Retirement Plan	n/a n/a	7,615 7,615	- -
Former Executive
Spendlove	Tesoro Corporation Retirement Plan Restoration Retirement Plan	9 9	323,078 552,280	- -

(a)	Due to a freeze of credited service as of December 31, 2010, credited service values for the Tesoro Corporation Retirement Plan and the Supplemental Executive Retirement Plan are less than actual service values. Credited service is used to calculate the Final Average Pay portion of the Tesoro Corporation Retirement Plan benefit pertaining to Messrs. Goff, Spendlove and Parrish. The Cash Balance portion of the Tesoro Corporation Retirement Plan and the Supplemental Executive Retirement Plan, that went into effect on January 1, 2011, does not utilize credited service. Therefore since Messrs. Sterin and Casey and Ms. Warner were hired after January 1, 2011, years of credited service is not applicable.

(b)	The present values of the accumulated plan benefits are equal to the value of the retirement benefits at the earliest unreduced age for each plan utilizing the same assumptions used as of December 31, 2014 for financial reporting purposes. These assumptions include a discount rate of 4.05%, a cash balance interest crediting rate of 3.05%, the use of the RP-2014 Mortality Table with generational mortality improvements in accordance with Scale MP-2014 and for the Tesoro Corporation Retirement Plan, that each employee will elect a lump sum payment at retirement using an interest rate of 4.05% and the PPA 2015 Mortality Table.

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A description of the retirement or pension benefit plans in which our NEOs participate is set forth below.

Tesoro Corporation Retirement Plan (the “Retirement Plan”)
Short Description

A tax-qualified pension plan with a monthly retirement benefit made up of two components:

•     a Final Average Pay (FAP) benefit for service through December 31, 2010, and

•     a Cash Balance account based benefit for service after December 31, 2010

The final benefit payable under the Retirement Plan is equal to the value of the sum of both the FAP and the Cash Balance components on the participant’s benefit commencement date.

FAP Benefit (through 12/31/2010)

•     1.1% of final average compensation for each year of service through December 31, 2010, plus 0.5% of average compensation in excess of the Social Security Covered Compensation limit for each year of service through December 31, 2010 up to 35 years

•     Final average compensation is the monthly average of compensation (including base pay plus bonus but limited to the maximum compensation and benefit limits allowable for qualified plans under the Internal Revenue Code) over the consecutive 36-month period in the last 120 months preceding retirement that produces the highest average.

Cash Balance Benefit (after 12/31/2010)

•     For service after 2010, participants earn pay and interest credits:

¡        Pay credits are determined based on a percentage of eligible pay at the end of each quarter ranging from 4.5% to 8.5% of pay based on a participant’s age at the end of each quarter

¡         Interest is credited quarterly on account balances based on a minimum of 3%, the 10-Year Treasury Bonds or the 30-Year Treasury Bonds, whichever is higher

Timing of Benefit Payments

•     Generally payable the first day of the month following the attainment of age 65 and the completion of at least 3 years of service

•     Early Retirement:

¡         If a participant qualifies for early retirement (age 50 with service plus age greater than or equal to 80, which is referred to as “80-point early retirement,” or age 55 with 5 years of service, which is referred to as “regular early retirement”), the FAP benefit component will be reduced by a subsidized early retirement factor prior to age 65. Under the 80-point early retirement definition, the FAP benefit component may be paid at age 60 without reduction or earlier than age 60 with a reduction of 5% per year for each year the age at retirement is less than 60. Under the regular early retirement definition, the FAP benefit component may be paid at age 62 without reduction or earlier than age 62 with a reduction of approximately 7.14% per year for each year prior to age 62. If an employee does not qualify for early retirement upon separation from service, they will be eligible for an actuarially equivalent FAP benefit based on their age at the date the benefit is paid without an early retirement subsidy.

¡         The Cash Balance benefit component for service after 2010 is always based on the actual balance of the cash balance account as of the payment date and is not subject to any reduction for payment prior to normal retirement.

•     As of the end of fiscal 2014,

¡        Mr. Parrish meets the regular early retirement criteria

¡        Messrs. Goff and Spendlove are eligible to receive a payment under the Retirement Plan without an early retirement subsidy for the FAP portion of the benefit

¡         Messrs. Sterin and Casey and Ms. Warner are not yet vested under the Retirement Plan

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Executive Security Plan (“ESP”)

Short Description	• A non-qualified pension plan that was closed to new participants in 2010

Benefit Formula

•      Final average compensation in the ESP is the highest three years of compensation out of the last seven calendar years that produces the highest average. Compensation includes base pay plus bonus (counted in the year earned not paid).

•      Gross monthly retirement benefit is equal to:

¡         4% of final average compensation for each of the first 10 years of service, plus

¡         2% of final average compensation for each of the next 10 years of service, plus

¡         1% of final average compensation for each of the last 10 years of service,

¡         for a maximum gross monthly retirement benefit of 70% of final average compensation for up to 30 years of service

•      Gross monthly retirement benefit is reduced by any benefits paid from the qualified Retirement Plan, and, after age 62, estimated Social Security benefits.

Vesting and Timing of Benefit Payments

•      To qualify, a participant must separate from the company after attaining age 50 with 80 points or age 55 and with at least 5 years of service

•      Payment:

¡          the gross monthly retirement benefit may be paid on or after age 60 without a reduction, or

¡          earlier than age 60 with a reduction of 7% per year for each year less than 60 (pro-rated for partial years).

•      As of the end of fiscal 2014,

¡         Mr. Parrish is eligible to receive a payment

¡          Messrs. Goff and Spendlove had not met the eligibility requirements to receive a payment under the ESP

Death and Disability Benefits

•      The ESP provides for certain death and disability benefits. The death benefits in the ESP are equal to the greater of (1) the executive’s ESP benefit determined at date of death, (2) the actuarial equivalent of 400% of the executive’s base pay, prior to the date of death, or (3) the benefit determined as if the executive had remained an active employee through age 65 and was paid a benefit at age 65. Assuming that the following executives died on December 31, 2014, their monthly payment under the ESP, payable for the life of the beneficiary, would be the following, offset by the estimated Social Security benefit.

•      If the executive becomes disabled, the executive is entitled to the monthly retirement benefit for which he is eligible at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. Assuming that the following executives became disabled on December 31, 2014, their monthly payments under the ESP are payable on the first day of the month following the date on which the executive has attained both age 65 and has a minimum of five years of service.

	NEO	Monthly Death Benefit to Executive’s Beneficiary Before Age 62 ($)	Monthly Death Benefit to Executive’s Beneficiary After Age 62 ($)	Monthly Disability Benefit ($)
	Goff	130,736	128,780	151,994
	Parrish	49,339	47,427	62,487

	Supplemental Executive Retirement Plan (“SERP”)
Short Description

•      A non-qualified cash balance account based pension plan that provides eligible senior level executives who are hired on or after January 1, 2011 with a supplemental cash balance pension benefit in excess of those earned under the qualified retirement plan

Benefit Formula

•      Pay credits are equal to 15% of eligible pay offset by the value of the pay credits allocated to the qualified Retirement Plan or non-qualified Restoration Retirement Plan, as applicable. Interest is credited quarterly on account balances based on a minimum of 3%, the 10-Year Treasury Bonds or the 30-Year Treasury Bonds, whichever is higher.

Tesoro Corporation 2015 Proxy Statement    46

Vesting and Timing of Benefit Payments

•       In order to receive a payment under the SERP, a participant must separate from the company after attaining age 50 with 80 points or age 55 and with at least 5 years of service. As of the end of fiscal 2014, Mr. Sterin and Ms. Warner had not met the eligibility requirements to receive a payment under the plan.

Death and Disability Benefits

•       The SERP provides for certain death and disability benefits. The death benefit is equal to the value of the vested account balance as of the date of death. The disability benefit provides continued pay and interest credits during the period of disability up to age 65.

	NEO	Present Value of Death Benefit ($)	Present Value of Disability Benefit ($)
	Sterin	19,500	751,406
	Casey	129,990	1,214,581
	Warner	8,293	172,275

	Tesoro Corporation Restoration Retirement Plan
Short Description

•       A non-qualified plan designed to restore the benefit which is not provided under the qualified Retirement Plan due to compensation and benefit limitations imposed under the Internal Revenue Code.

•       If any of the NEOs terminate employment prior to becoming eligible for a benefit under either the ESP or SERP, as applicable, and after attaining three years of service credit, they will receive a supplemental pension benefit under this plan

Benefit Formula

•       Provides a benefit equal to the difference between the actual qualified Retirement Plan benefit paid to the participant, and the benefit that would have otherwise been paid to the participant under the Retirement Plan, without regard to certain Internal Revenue Code limits

Death and Disability Benefits

•       Provides for certain death and disability benefits in the same manner as provided in the qualified Retirement Plan. Generally, the death benefit provides an equivalent FAP benefit and full Cash Balance account value as of the date of death. The disability benefit provides continued benefit accruals during the period of disability up to age 65.

Nonqualified Deferred Compensation in 2014

The following table sets forth information regarding the contributions to and year-end balances under our nonqualified deferred compensation plan for the NEOs in 2014.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year- End ($) (4)
Goff	–	30,615	–	–	41,758
Sterin	–	–	–	–	–
Casey	–	7,016	–	–	7,562
Parrish	–	7,383	–	–	10,170
Warner	–	–	–	–	–
Former Executive Spendlove	51,022	–	49,865	–	721,167

(1)	The amount shown includes amounts reflected in the base salary column of the Summary Compensation Table for Mr. Spendlove.

(2)	The amounts shown include amounts reflected in the All Other Compensation column of the Summary Compensation Table for Messrs. Goff, Casey and Parrish.

(3)	The amount shown reflects the change in the market value pertaining to the investment funds in which the NEO has chosen to invest his or her contributions and our contribution under the Tesoro Corporation Executive Deferred Compensation Plan.

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(4)	A portion of the amounts disclosed in this column for Messrs. Goff, Parrish and Spendlove has previously been reported in Summary Compensation Tables for previous years, including the following amounts: Mr. Goff — $11,142 for 2013; Mr. Parrish — $2,787 for 2013; and Mr. Spendlove — $54,788 for 2013, $91,278 for 2012 and $38,700 for 2011.

Tesoro Corporation Executive Deferred Compensation Plan (“EDCP”)
Short Description

•         Provides executives and key management personnel (including our NEOs) the opportunity to make additional pre-tax deferrals that cannot be made under our qualified 401(k) plan (“Thrift Plan”), due to salary and limitations imposed under the Internal Revenue Code.

Participant Contributions	• Participants may elect to defer up to 50% of their base salary and/or up to 100% of their annual bonus compensation after FICA tax deductions.
Company Contributions

•         We will match the participant’s base salary contributions dollar-for-dollar up to 4% of eligible earnings above the IRS salary limitation (i.e., $260,000 for 2014). Effective January 1, 2015, this match will be increased from 4% to 6%.

•         Participants that are eligible for supplemental retirement benefits under the ESP are eligible to defer compensation under the EDCP, but are not eligible for the matching provisions of the EDCP.

Vesting	• A participant will vest in our matching contributions upon the completion of three years of service.

2014 Potential Payments Upon Termination or Change-in-Control

The following table reflects the estimated amount of compensation for each of the NEOs upon certain termination events. Such compensation is in addition to the pension benefits, including certain termination-related pension benefits, described under the heading “Pension Benefits in 2014,” included in this Proxy Statement. The amounts shown below assume that the applicable termination occurred as of December 31, 2014 and are based on the agreements and arrangements in place on such date. The actual payments an executive would be entitled to may only be determined based upon the actual occurrence and circumstances surrounding the termination. The assumptions used in determining the estimated payments upon various termination scenarios are described below the table.

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Our NEOs are eligible for certain benefits under our Executive Severance and Change-in-Control Plan in the event of a termination without “Cause”, a resignation with “Good Reason,” or a “Termination following a Change-in-Control” in the event of a termination without cause or by the NEO with good reason within two years following a change-in-control (with such terms as defined in such plan).

Name	Scenario	Severance ($)	Accelerated Equity Vesting ($)	Retirement Benefits ($)	Health Benefits ($)	Outplace- ment Services ($)	Total ($)
Goff	w/o Cause or w/ Good Reason	8,308,000	8,283,171	11,969,362	49,542	35,000	28,645,075
	Term. after Change-in-Control	11,250,000	29,863,443	-	41,916	-	41,155,359
	Retirement or Voluntary Term.	-	-	-	-	-	-
	Death	1,500,000	14,319,515	-	-	-	15,819,515
	Disability	1,320,000	14,319,515	-	-	-	15,639,515
	w/Cause	-	-	-	-	-	-
Sterin	w/o Cause or w/ Good Reason	1,225,000	-	-	8,025	35,000	1,268,025
	Term. after Change-in-Control	3,150,000	1,819,185	-	13,375	-	4,982,560
	Retirement or Voluntary Term.	-	-	-	-	-	-
	Death	-	119,654	-	-	-	119,654
	Disability	-	119,654	-	-	-	119,654
	w/Cause	-	-	-	-	-	-
Casey	w/o Cause or w/ Good Reason	1,436,864	519,299	-	24,540	35,000	2,015,703
	Term. after Change-in-Control	2,700,000	3,310,456	-	40,900	-	6,051,356
	Retirement or Voluntary Term.	-	-	-	-	-	-
	Death	-	687,872	-	-	-	687,872
	Disability	-	687,872	-	-	-	687,872
	w/Cause	-	-	-	-	-	-
Parrish	w/o Cause or w/ Good Reason	1,962,051	1,843,494	-	25,124	35,000	3,865,669
	Term. after Change-in-Control	2,444,313	3,742,658	-	41,873	-	6,228,844
	Retirement or Voluntary Term.	916,257	1,843,494	-	-	-	2,759,751
	Death	-	2,453,601	-	-	-	2,453,601
	Disability	-	2,453,601	-	-	-	2,453,601
	w/Cause	-	-	-	-	-	-
Warner	w/o Cause or w/ Good Reason	1,006,250	-	-	23,242	35,000	1,064,492
	Term. after Change-in-Control	2,587,500	2,957,214	-	38,736	-	5,583,450
	Retirement or Voluntary Term.	-	-	-	-	-	-
	Death	-	42,004	-	-	-	42,004
	Disability	-	42,004	-	-	-	42,004
	w/Cause	-	-	-	-	-	-

•	Accrued Benefits. In each termination scenario, each NEO would be entitled to the following accrued benefits: any accrued but unpaid base salary to the date of termination; any accrued but unpaid expenses; any unused vacation pay; any unpaid bonuses for a prior period to which the NEO is entitled per the incentive compensation program; and any other benefits to which the NEO is entitled.

•	Severance.
¡

Involuntary Termination Without Cause or Voluntary Termination with Good Reason. Pursuant to the Executive Severance and Change-in-Control Plan, Mr. Goff will receive an amount equal to two times the sum of his base salary and the greater of his highest annual bonus earned under the applicable annual incentive compensation plan during the preceding three years or $450,000. For the other NEOs, their severance amount is based on a multiple of their base salary and the average bonuses paid during the preceding three years, as applicable (for each of Messrs. Sterin, Casey,

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Parrish and Ms. Warner – one and three-fourths times). For the NEOs, their severance will be paid in a lump sum following the end of the six months after termination.
¡	Involuntary Termination Following a Change-in-Control. Pursuant to the Executive Severance and Change-in-Control Plan, each NEO will receive an amount equal to a multiple of base salary and target annual bonus (Mr. Goff – three times; Messrs. Sterin, Casey, and Parrish and Ms. Warner – two and one-half times). For each NEO, the severance amount will be paid in a lump sum six months after termination.
¡	Retirement or Voluntary Termination. Pursuant to the terms of Tesoro’s annual incentive program, upon retirement for any reason on or after June 30 of the applicable year, Mr. Parrish will receive a pro-rated bonus for the year of termination since he is retirement eligible. The other NEOs will not receive a pro-rated bonus since they are not retirement eligible.
¡	Death. Pursuant to the Executive Severance and Change-in-Control Plan, Mr. Goff will receive one additional year of base salary.
¡	Disability. Pursuant to the Executive Security and Change-in-Control Plan , Mr. Goff will receive additional base salary for one year, offset by any payments that he would receive under our long-term disability plan for the period specified.

•	Accelerated Equity Vesting.
¡	Involuntary Termination Without Cause or Voluntary Termination with Good Reason.
¡	Messrs. Sterin and Casey and Ms. Warner will forfeit any unvested restricted stock.
¡	As Messrs. Goff, Casey and Parrish worked a minimum of twelve months during the performance period, as applicable, they will receive a pro-rated payout of their performance share awards based on actual performance at the end of the performance period along with the accrued cash dividend equivalents, as applicable.
¡	As Mr. Parrish is retirement eligible, he will receive a pro-rated payout of his market stock units based on actual performance at the end of the performance period.
¡	As Messrs. Goff, Casey and Parrish worked a minimum of twelve months during the performance period, as applicable, they will receive a pro-rated payout of their TLLP performance phantom units based on actual performance at the end of the performance period and will be paid the accumulated distribution equivalent rights on those units.
¡	Involuntary Termination Following a Change-in-Control.
¡	Each NEO will be 100% vested in all equity awards
¡	For the performance share awards, the NEOs will be paid out at the greater of the target amount or the actual performance through a date determined by the Compensation Committee of the Board of Directors (or in the absence of the Compensation Committee, the Board itself) prior to the change-in-control along with the accrued cash dividend equivalents, as applicable.
¡	For the market stock units, the NEOs will earn the number of shares based on actual performance at the time of the change-in-control.
¡	Messrs. Goff and Parrish will vest in their TLLP performance phantom units at target and will be paid the accumulated distribution equivalent rights accumulated on those units at the time of the change-in-control.
¡	The value of accelerated unvested restricted stock granted to Messrs. Sterin, Casey and Ms. Warner represents the fair market value of such awards as of December 31, 2014 along with cash accrued dividends.
¡	Retirement or Voluntary Termination.
¡	Messrs. Sterin, Casey and Ms. Warner will forfeit any unvested restricted stock.
¡

As Mr. Parrish is retirement eligible and worked a minimum of twelve months during the performance period, as applicable, he will receive a pro-rated payout of his performance share awards and the market stock units based on actual performance at the end of the performance period along with accrued cash dividend equivalents, as

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applicable, for his performance share awards. In addition, Mr. Parrish will receive a pro-rated payout of his TLLP performance phantom units based on actual performance at the end of the performance period along with the accumulated distribution equivalent rights on those units. All the other NEOs will forfeit all their unvested equity awards.

¡	Death and Disability.
¡	As the NEOs worked a minimum of twelve months during the performance period, as applicable, their beneficiaries or estates would receive a pro-rated payout of their performance share awards based on target performance as of December 31, 2014 along with accrued cash dividend equivalents, as applicable.
¡	As Mr. Parrish is retirement eligible, his beneficiaries or estate would receive a pro-rated payout of his market stock units based on actual performance at the end of the performance period for all market stock units awarded to him prior to 2014.
¡	The beneficiaries or estates of all NEOs would receive a pro-rated payout of the market stock units awarded to them in 2014 based on target performance as of December 31, 2014.
¡	The TLLP performance phantom units granted to Messrs. Goff and Parrish would vest at target and their beneficiaries or estates would be paid the accumulated distribution equivalent rights on those units as of December 31, 2014.
¡	Termination with Cause. Each NEO will forfeit all unvested equity awards upon termination due to a termination with Cause.

•	Retirement Benefits.
¡	Involuntary Termination Without Cause or Voluntary Termination with Good Reason, Pursuant to the Executive Severance and Change-in-Control Plan, Mr. Goff will receive additional years of service credit and age credit, as applicable, only until May 1, 2015, to be deemed retirement eligible.

•	Health Coverage. For each NEO, the amount represents the estimated health and welfare benefits provided to the executive.
¡	Involuntary Termination Without Cause or Voluntary Termination with Good Reason. Pursuant to the Executive Severance and Change-in-Control Plan, Mr. Goff will receive health benefits to the extent that group health coverage is being provided by us and will continue until the earliest of the following to occur: two and one-half years after the date of the executive’s termination, the executive’s death, or if the executive becomes covered by a comparable benefit by a subsequent employer. For Messrs. Sterin, Casey and Parrish and Ms. Warner, they will receive medical benefits for a period of eighteen months from date of termination.
¡	Involuntary Termination Following a Change-in-Control. Pursuant to the Executive Severance and Change-in-Control Plan, Messrs. Goff, Sterin, Casey and Parrish and Ms. Warner will each receive thirty additional months of our group medical plan.

•	Outplacement Services.
¡	Involuntary Termination Without Cause or Voluntary Termination with Good Reason, Pursuant to the Executive Severance and Change-in-Control Plan Messrs. Goff, Sterin, Casey and Parrish and Ms. Warner will receive outplacement services for up to twelve months commencing after date of executive’s termination.

Payments to Mr. Spendlove. Pursuant to the terms of the Executive Severance and Change-in-Control Plan, upon Mr. Spendlove’s cessation of employment effective August 31, 2014, Mr. Spendlove became entitled to the $1,377,944, which is equal to one and one-half times the sum of (1) his base salary and (2) his average annual incentive award for the prior three years, with such payment paid on March 2, 2015. Mr. Spendlove was also entitled to his pro-rated bonus under the 2014 ICP, resulting in an additional payment of $469,008. In addition, Mr. Spendlove is entitled to receive medical benefits for a period of eighteen months from the date of termination and outplacement services for up to twelve months commencing after the date of termination. As Mr. Spendlove

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worked a minimum of twelve months during the performance period, as applicable, he will receive a pro-rated payout of his performance share awards and his TLLP performance phantom units granted during 2012 and 2013 based on actual performance at the end of the performance period along with the accrued cash dividend equivalents and accumulated distribution equivalent rights, respectively. As Mr. Spendlove did not work a minimum of twelve months during the performance period, he forfeited his performance share and TLLP performance phantom unit awards granted in 2014 along with applicable accrued cash dividend equivalents and accumulated distribution equivalent rights, respectively. Because he was not retirement eligible, he forfeited all market stock units granted during 2012 and 2013; because did not work a minimum of twelve months during the performance period, he forfeited all market stock units granted during 2014.

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Audit-Related Matters

Audit Committee Report

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance programs and legal claims against us, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent audit firm, and our processes related to risk assessment and risk management.

The Audit Committee manages our relationship with our independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate and receives appropriate funding, as determined by the Audit Committee, from us for such advice and assistance.

Our management is primarily responsible for our internal control and financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of our internal control over financial reporting. The Audit Committee monitors our financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors as of February 20, 2015.

Rodney F. Chase, Chair

Robert W. Goldman

Steven H. Grapstein

Mary Pat McCarthy

Susan Tomasky

Auditor Fees and Services

The Audit Committee annually reviews the independence and performance of Ernst & Young LLP (“EY”), our independent registered public accounting firm, in connection with the Audit Committee’s determination of whether

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to retain EY or engage another firm as our independent auditor. In considering whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, the Audit Committee considers a number of factors including, but not limited to:

•	EY’s historical and recent performance on the Tesoro audit, including the results of an internal survey regarding the quality and efficiency of the services provided by EY;

•	EY’s capabilities, technical expertise, and knowledge of our operations and industry;

•	An analysis of EY’s known legal risks and significant proceedings;

•	External data relating to audit quality and performance, including recent PCAOB reports on EY and its peer firms;

•	The appropriateness of EY’s fees;

•	EY’s tenure as our independent registered public accounting firm (since the first quarter of 2008) and its familiarity with our operations and business, accounting policies and practices and internal control over financial reporting;

•	EY’s capability and expertise in handling the breadth and complexity of our operations; and

•	EY’s independence.

Based on these evaluations, the Audit Committee believes that EY is independent and that it is in the best interest of Tesoro and our stockholders to retain EY as our independent registered public accounting firm for 2015. See “Items to Be Voted On – Proposal No. 3 – Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.”

Pursuant to the five-year partner rotation requirement mandated by the Sarbanes-Oxley Act of 2002, EY’s lead engagement partner rotated after completion of the audit for the year ended December 31, 2014. The process for selecting the new lead audit partner involved an assessment of many factors, including the candidates’ industry experience, broad-based business judgment, robust dialogue with the Audit Committee, ability to leverage the resources of EY, commitment to continuous improvement, objectivity and independence. The selection process also involved discussions with management regarding each of the candidates and a meeting between the Audit Committee and the final candidates for the role.

The following table presents fees billed for the years ended December 31, 2014 and 2013, for professional services performed by EY. Note that this does not include fees paid directly by TLLP for professional services performed by EY.

	2014	2013
Audit Fees (1)	$4,076,645	$4,282,463
Audit-Related Fees (2)	25,000	484,000
Tax Fees (3)	—	48,961
All Other Fees (4)	239,482	1,995
Total	$4,341,127	$4,817,419

(1)	Audit Fees represent the aggregate fees for professional services rendered by EY in connection with its audits of Tesoro Corporation’s consolidated financial statements, including the audits of internal control over financial reporting, reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, regulatory filings, registration statements, comfort letters and accounting consultations.

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(2)	Audit-Related Fees represent the aggregate fees for professional services rendered by EY in connection with its audits and related services performed in connection with business dispositions, special reports, and accounting consultations. Audit-related fees of $20,000 in 2014 and $479,000 in 2013 were subject to reimbursement by a third party.

(3)	Tax Fees represent the aggregate fees for tax services rendered by EY for matters such as consultation on income, sales, use and excise tax matters.

(4)	All Other Fees represent the aggregate fees billed by EY for information technology advisory services and a subscription to its web-based accounting and auditing research tool.

In accordance with the Audit Committee charter, all audit and permitted non-audit services performed by EY in 2013 and 2014 were pre-approved by the Audit Committee. The Audit Committee’s pre-approval procedures provide for pre- approval of specifically described audit, audit-related and tax services by the Audit Committee on an annual basis as long as the Audit Committee is informed of each service and the services do not exceed certain pre-established thresholds. The procedures also authorize the Audit Committee to delegate to the Chairman of the Audit Committee pre-approval authorization with respect to audit and permitted non-audit services; any such services that are approved by the Audit Committee Chairman must be ratified at the next regularly scheduled meeting of the Audit Committee. The Audit Committee has determined that the relatively small amount of non-audit services rendered by EY (compared to both the overall amount of services rendered by EY to the Company and by EY to all of its customers) are compatible with maintaining EY’s independence.

Relationship with TLLP and QEPM

We own (directly and through our affiliates) approximately 36.5% of the interests in Tesoro Logistics, LP (“TLLP”), including a 2% general partner interest held by our wholly owned indirect subsidiary Tesoro Logistics GP, LLC (the “general partner” or “TLGP”). The general partner manages TLLP’s operations and activities through its officers and directors. Messrs. Goff, Casey, Parrish and Sterin serve (and prior to his separation from Tesoro Corporation and TLGP effective August 31, 2014, Mr. Spendlove served) as executive officers of both Tesoro Corporation and TLGP.

TLLP owns (through wholly owned direct and indirect subsidiaries) approximately 57.8% of the interests in QEP Midstream Partners, LP (“QEPM”), including a 2% general partner interest. QEP Midstream Partners GP, LLC (“QEPM GP”), as the general partner, manages QEPM’s operations and activities through its officers and directors. Since TLLP’s acquisition of the interests in QEPM and the general partner on December 2, 2014, Messrs. Goff, Casey, Sterin and Parrish have served as executive officers of both Tesoro Corporation and QEPM.

Distributions, Additional Equity Investment and Penalty Reimbursement

TLLP makes cash distributions to its unitholders, including to us as the direct and indirect holder of an aggregate 28,181,748 common units, as well as a 2% general partner interest. If distributions exceed the minimum quarterly distribution and other higher target distribution levels, the general partner is entitled to increasing percentages of the distributions, up to 50% of the distributions above the highest target distribution level. During 2014, TLLP distributed approximately $52 million to us with respect to common and subordinated units and approximately $35 million with respect to the general partner interest (including incentive distribution rights).

In October 2014, we invested an additional $500 million in TLLP’s common units as part of its equity offering to finance the acquisition of QEP Field Services, LLC (“QEPFS”). We received 8,700,191 common units at the public offering price.

In September 2014, we paid $7.7 million to TLLP for premiums incurred by TLLP as a result of the early redemption of $130 million of its 5.875% senior notes due 2020. We determined that this payment was preferable to the other potential payments that would be required if TLLP had paid a similar amount outstanding under its revolving credit facility, which borrowings were used to finance the West Coast Logistics Asset Acquisition.

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Since we acquired QEPM in December 2014, we did not receive any distributions from QEPM during 2014.

Purchase and Sale Transactions

On June 23, 2014, we entered into an agreement with TLLP pursuant to which TLLP acquired certain terminalling and pipeline assets (the “West Coast Logistics Assets”) owned by us and two of our subsidiaries, Tesoro Refining & Marketing Company LLC (“TRMC”) and Tesoro Alaska Company LLC (the “West Coast Logistics Assets Acquisition”) in exchange for total consideration of $270 million, comprised of approximately $243 million in cash and the issuance of equity to us with a fair value of $27 million. The equity was comprised of 370,843 common units and 8,856 general partner units. We effected such acquisition effective July 1, 2014 with respect to a truck terminal and storage tanks, located in Nikiski, Alaska; a truck terminal, rail loading and unloading facility, and storage tanks, all located at our refinery in Anacortes, Washington; and a truck terminal and rail loading and unloading facility, all located at our refinery in Martinez, California. We completed the remaining portion of such acquisition effective September 30, 2014 with respect to all of our membership interests in our wholly-owned subsidiary Tesoro Alaska Pipeline Company LLC, which owns an approximately 70 mile long common carrier refined products pipeline connecting our Kenai refinery to Anchorage, Alaska.

Commercial and Other Agreements

We have entered into various long-term, fee-based commercial agreements with TLLP under which TLLP provides various pipeline transportation, trucking, terminal distribution and storage services to us, and we commit to provide TLLP with minimum monthly throughput volumes of crude oil and refined products. Except for our trucking transportation services agreements, the commercial agreements generally have ten year initial terms. We believe the terms and conditions under these agreements, as well as our other agreements with TLLP described below, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. Descriptions of the services TLLP provides us under these commercial agreements and the approximate costs owed to TLLP under these categories of agreements in 2014 are as follows:

•	High Plains Pipeline Gathering and Trucking ($105 million) – a pipeline transportation services agreement for the gathering and transporting and crude oil on TLLP’s High Plains system, as well as a crude oil trucking transportation services agreement for trucking related services and storage at the Bakken Area Storage Hub;

•	Terminalling Use, Services and Throughput ($276 million) – agreements for berth access, terminal use and services, storage and throughput at TLLP’s marine terminals, storage and marketing terminals and similar facilities, including the Martinez Terminaling Agreement, the Nikiski Terminaling Agreement and the Anacortes Terminaling Agreement for terminalling and storage services at the terminals acquired in the West Coast Logistics Assets Acquisition; and the Anacortes Storage Service Agreement for storage services with respect to the tanks at the Anacortes facility acquired in the West Coast Logistics Assets Acquisition;

•	Pipeline Transportation Services ($61 million) – pipeline transportation services agreements for transporting crude oil, refined products and other commodities on TLLP’s short-haul pipeline systems in Salt Lake City and Los Angeles, as well as TLLP’s pipeline system in the Los Angeles area and a regulated common carrier refined products pipeline system connecting our Kenai refinery to Anchorage, included in the West Coast Logistics Assets Acquisition;

•	Anacortes Rail Facility ($25 million) – a track use and throughput agreement in which we pay TLLP fees for transporting and offloading crude oil through TLLP’s Anacortes, Washington rail unloading facility;

•	Carson Coke Lease and Handling ($4 million) – agreements for TRMC to lease the land on which the petroleum coke handling and storage facility resides and for TLLP to provide us operational services related to the operation of such facility; and

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•	Keep-whole Commodity Agreement ($7 million) – agreement between Tesoro and QEPFS and certain of its subsidiaries where the producers transfer title to the natural gas liquids produced during gas processing, and the processors, in exchange, delivers to the Producer natural gas with a BTU content equivalent to the natural gas liquids removed. The operating margin for these agreements is determined by the spread between the natural gas liquids sales prices and the price paid to purchase the replacement natural gas. We entered into a five-year agreement with TLLP, which transfers the commodity risk exposure associated with these keep-whole processing agreements from TLLP to us. Under these agreements, we pay TLLP a fee to process the natural gas liquids related to keep-whole agreements and deliver the replacement natural gas to the producers on behalf of TLLP. TLLP pays us a marketing fee in exchange for assuming the commodity risk. Terms and pricing under this agreement are revised each year. The keep-whole Commodity Agreement minimizes the impact for TLLP of commodity price movement during the annual period subsequent to renegotiation of terms and pricing each year. However, the annual fee TLLP charges us could be impacted as a result of any changes in the spread between the natural gas liquids sales prices and the price of natural gas.

Omnibus Agreement

We are party to an Omnibus Agreement (the “Omnibus Agreement”) with TLLP, TLGP, and various of our subsidiaries that addresses, among other things, the following matters:

•	TLLP’s obligation to pay us an annual corporate services fee, currently in the amount of $6 million, for the provision by us of certain centralized corporate services, as well as its obligation to reimburse us for all other direct or allocated costs and expenses incurred by us or our affiliates on TLLP’s behalf;

•	an agreement from us and our subsidiaries TRMC and Tesoro Alaska Company not to compete with TLLP under certain circumstances;

•	TLLP’s right of first offer to acquire certain logistics assets from us, and our subsidiaries TRMC and Tesoro Alaska Company LLC;

•	the indemnification obligations of the parties for certain claims, losses and expenses attributable to certain environmental, title, tax and other liabilities relating to assets contributed by us and our subsidiaries to TLLP; and

•	the granting of a license from us to TLLP with respect to use of the Tesoro name and trademark.

So long as we control TLGP, the Omnibus Agreement will remain in full force and effect unless mutually terminated by the parties. We charged TLLP approximately $104 million pursuant to this agreement in 2014.

In addition, we reimburse TLLP for certain costs identified in the Omnibus Agreement related to assets included in acquisitions from us. TLLP charged us $48 million to reimburse these costs during 2014 pursuant to the Omnibus Agreement.

Secondment and Logistics Services Agreement

Our subsidiaries are party to a Secondment Agreement among TLGP, our subsidiaries, Tesoro Alaska Company LLC, TRMC and Tesoro Companies, Inc. (Tesoro Alaska Company LLC, TRMC and Tesoro Companies, Inc. collectively the “Tesoro Group”) under which the Tesoro Group provides TLLP with certain operational services, such as communications, electricity, software services, security, fire and safety, maintenance and certain environmental services. TLLP and its subsidiaries pay the Tesoro Group an annual service fee for services performed by certain of the Tesoro Group’s field-level employees. Additionally, employees of TLGP may be seconded to Tesoro to provide operational and maintenance services related to certain assets, for which Tesoro reimburses TLGP for the associated costs. We charged TLLP approximately $4 million pursuant to this agreement during 2014 and TLLP charged us approximately $1 million.

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Operational Services Agreement

Our subsidiaries were party to an Operational Services Agreement (the “Operational Services Agreement”) among TLGP, TLLP’s subsidiaries and the Tesoro Group under which the Tesoro Group provided TLLP pipelines, terminals and storage facilities with certain operational services, such as communications, electricity, software services, security, fire and safety, maintenance and certain environmental services. In addition, TLLP and its subsidiaries paid the Tesoro Group an annual service fee for services performed by certain of the Tesoro Group’s field-level employees. We charged TLLP and its subsidiaries approximately $3 million pursuant to this agreement during 2014. On July 1, 2014, the Operational Services Agreement was terminated and replaced by the Secondment Agreement.

Agreement for Construction of Anacortes Truck Rack

TLLP is constructing a new gasoline and diesel truck rack at the site the Anacortes terminal it acquired as part of the West Coast Logistics Assets Acquisition. TLLP has contracted with TRMC to act as general contractor for the project for a total price of $23 million. TLLP paid us approximately $1 million pursuant to this agreement and accrued $17 million during 2014 based on progress to date.

First Amended and Restated Omnibus Agreement of QEP Midstream

QEPM amended and restated its omnibus agreement upon closing of the Rockies Natural Gas Business Acquisition on December 2, 2014 (“QEPM Omnibus Agreement”) to transfer all previous rights and obligations to TLLP and TLGP, as outlined in the QEPM Omnibus Agreement. Under the QEPM Omnibus Agreement, TLGP, together with TLLP, provides services to QEPM. Pursuant to the agreement, during December 2014, TLGP charged QEPM $1.1 million of which approximately $0.9 million was owed to TLLP.

Stock Ownership Information

Security Ownership by Directors and Executive Officers

The following table shows the beneficial ownership of our common stock reported to us as of March 13, 2015, including shares as to which a vested right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shares credited to accounts under our Thrift Plan, for each director and nominee, the NEOs and our current directors and executive officers as a group.

•	Includes shares of unvested restricted stock.

•	The ownership shown below Includes shares that the listed persons had the right to acquire through the exercise of stock options on March 13, 2015, or within 60 days thereafter, as well as restricted stock units granted to non-employee directors that will vest or be distributed within 60 days of March 13, 2015.

•	Units of phantom stock, payable in cash, which have been credited to the directors under the Board of Directors Deferred Compensation Plan and the Phantom Stock Plan are not included in the shares shown. Performance shares and market stock unit awards granted to executive officers for performance periods ending December 31, 2014 and later are not included in the shares shown.

•	Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our common stock listed.

•	As of March 13, 2015, there were 125,745,757 shares outstanding.

•	No director, NEO or executive officer beneficially owns more than 1% of our common stock.

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	Aggregate Number of Shares Beneficially Owned	Additional Information
Rodney F. Chase	19,441	Includes 2,514 shares underlying restricted stock units
Gregory J. Goff	673,930	Includes 151,513 shares underlying stock options and 585 shares credited under the Tesoro Corporation Thrift Plan
Robert W. Goldman	27,780	Includes 21,000 shares underlying stock options, and 2,717 shares underlying restricted stock units
Steven H. Grapstein	112,948	Includes 15,000 shares underlying stock options, and 5,231 shares underlying restricted stock units; Mr. Grapstein disclaims beneficial ownership for 13,000 of the shares shown, which are held in accounts for his spouse and minor children
David Lilley	9,445	Includes 2,514 shares underlying restricted stock units
Mary Pat McCarthy	6,013	Includes 5,174 shares underlying restricted stock units
J.W. Nokes	34,308	Includes 19,000 shares underlying stock options, and 4,971 shares underlying restricted stock units
Susan Tomasky	3,785	Includes 2,514 shares underlying restricted stock units
Michael E. Wiley	35,972	Includes 9,000 shares underlying stock options, and 2,514 shares underlying restricted stock units
Patrick Y. Yang	11,474
Steven M. Sterin	6,253	Restricted stock that remains subject to vesting requirements
Keith M. Casey	8,891	Includes 5,150 shares of restricted stock that remain subject to vesting requirements
Charles S. Parrish	188,264	Includes 79,800 shares underlying stock options
Cynthia J. Warner	27,411	Restricted stock that remains subject to vesting requirements
G. Scott Spendlove	81,472	Mr. Spendlove ceased to be employed by Tesoro effective August 31, 2014. His beneficial ownership is as of such date (being the date of his last known stock balance) plus any net shares paid in settlement of long-term incentive awards since such date.
All Directors and Executive Officers (17 individuals)	1,192,036	Represents less than 1% of the shares outstanding. Does not include shares beneficially owned by Mr. Spendlove, who ceased to be employed by Tesoro effective August 31, 2014. Mr. Grapstein disclaims beneficial ownership for 13,000 of the shares shown, which are held in accounts for his spouse and minor children.

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Ownership of TLLP Common Units

The following table shows the beneficial ownership of our units of TLLP reported to us as of March 13, 2015, including units as to which a vested right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Exchange Act, for each director and nominee, the NEOs and our current directors and officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the units listed. As of March 13, 2015, there were 80,403,557 common units outstanding (including 28,181,748 common units held by Tesoro Corporation and its affiliates). This table does not include (1) the 1,631,448 general partner units held by Tesoro Logistics GP, LLC or (2) phantom units held by certain of our executive officers that do not vest within 60 days of March 13, 2015. None of our executive officers or directors hold general partner units. No director, NEO or executive officer beneficially owns more than 1% of TLLP’s common units. Furthermore, the current directors and executive officers as a group do not own more than 1% of TLLP’s common units.

	Aggregate Number of TLLP Common Units Beneficially Owned	Additional Information
Rodney F. Chase	–
Gregory J. Goff	53,526
Robert W. Goldman	4,100
Steven H. Grapstein	5,200	Mr. Grapstein disclaims beneficial ownership for 200 of the units shown, which are held in accounts for the benefit of others.
David Lilley	–
Mary Pat McCarthy	–
J.W. Nokes	–
Susan Tomasky	–
Michael E. Wiley	–
Patrick Y. Yang	–
Steven M. Sterin	–
Keith M. Casey	–
Charles S. Parrish	8,913
Cynthia J. Warner	–
G. Scott Spendlove	8,499	Mr. Spendlove ceased to be employed by Tesoro effective August 31, 2014. His beneficial ownership is as of such date (being the date of his last known unit balance) plus any net shares paid in settlement of equity awards since such date.
All Directors and Executive Officers (17 individuals)	71,739	Does not include shares beneficially owned by Mr. Spendlove, who ceased to be employed by Tesoro effective August 31, 2014. Mr. Grapstein disclaims beneficial ownership for 200 of the shares shown, which are held in accounts for others.

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Ownership of QEPM Common Units

The following table shows the beneficial ownership of our units of QEPM reported to us as of March 13, 2015, including units as to which a vested right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Exchange Act, for each director and nominee, the NEOs and our current directors and officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the units listed. As of March 13, 2015, there were 26,741,330 common units outstanding (including 3,701,750 common units held by Tesoro Corporation and its affiliates). This table does not include (1) the 1,090,495 general partner units held by Tesoro Logistics GP, LLC or the 3,701,750 common units and 26,705,000 subordinated units held by us and our affiliates. None of our executive officers or directors hold general partner or subordinated units. No director, NEO or executive officer beneficially owns more than 1% of QEPM’s common units. Furthermore, the current directors and executive officers as a group do not own more than 1% of QEPM’s common units.

	Aggregate Number of QEPM Common Units Beneficially Owned	Additional Information
Rodney F. Chase	–
Gregory J. Goff	–
Robert W. Goldman	–
Steven H. Grapstein	–
David Lilley	–
Mary Pat McCarthy	–
J.W. Nokes	–
Susan Tomasky	–
Michael E. Wiley	–
Patrick Y. Yang	–
Steven M. Sterin	–
Keith M. Casey	–
Charles S. Parrish	–
Cynthia J. Warner	–
G. Scott Spendlove	–	Mr. Spendlove ceased to be employed by Tesoro effective August 31, 2014, prior to the acquisition of QEPM, and his ownership is unknown.
All Directors and Executive Officers (17 individuals)	–	Does not include shares that may be beneficially owned by Mr. Spendlove, who ceased to employed by Tesoro effective August 31, 2014.

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Security Ownership by Certain Beneficial Owners

The following table sets forth information from filings made with the SEC as to each person or group who as of December 31, 2014 (unless otherwise noted) beneficially owned more than 5% of the outstanding shares of our common stock.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Class (a)
The Vanguard Group, Inc. (b) 100 Vanguard Blvd. Malvern, PA 19355	10,756,497	8.6%
BlackRock, Inc. (c) 55 East 52nd Street New York, NY 10022	8,972,475	7.1%
State Street Corporation (d) State Street Financial Center One Lincoln Street Boston, MA 02111	8,668,863	6.9%
D. E. Shaw & Co., L.P. (e) 1166 Avenue of the Americas, 9th Floor New York, NY 10036	6,453,263	5.1%

(a)	Based on the number of shares outstanding (125,745,757) on March 13, 2015, plus the number of shares acquirable by the specified person(s) within 60 days of March 13, 2015.

(b)	According to Amendment No. 3 to Schedule 13G filed with the SEC on February 10, 2015, The Vanguard Group, Inc. has sole voting power with regard to 218,595 shares of our common stock, sole investment power with regard to 10,546,707 shares of our common stock and shared investment power with regard to 209,790 shares of our common stock.

(c)	According to Amendment No. 1 to Schedule 13G filed with the SEC on January 26, 2015, BlackRock, Inc. has sole voting power with regard to 7,808,738 shares of our common stock and sole investment power with regard to 8,972,475 shares of our common stock.

(d)	According to a Schedule 13G filed with the SEC on February 12, 2015, State Street Corporation and certain of its direct and indirect subsidiaries have shared voting power with regard to 8,668,863 shares of our common stock and shared investment power with regard to 8,668,863 shares of our common stock.

(e)	According to Amendment No. 3 to Schedule 13G filed with the SEC on February 23, 2015, as of February 12, 2015, D. E. Shaw & Co., L.P., David E. Shaw, D. E. Shaw & Co., L.L.C., D. E. Shaw Heliant Manager, L.L.C. and D. E. Shaw Heliant Adviser, L.L.C. (collectively, the “D. E. Shaw entities”) beneficially own shares of our common stock, held as follows: (i) each of the D. E. Shaw entities beneficially owns 5,249,091 shares in the name of D. E. Shaw Kalon Portfolios, L.L.C. and 825,200 shares in the name of D. E. Shaw Special Opportunities Portfolios, L.L.C.; (ii) in addition, each of D. E. Shaw & Co., L.L.C., D. E. Shaw & Co., L.P., and David E. Shaw also beneficially owns 55,600 shares that Diffusion Markets, L.L.C. has the right to acquire through the exercise of listed call options, and 48 shares in the name of D. E. Shaw Asymptote Portfolios, L.L.C.; and (iii) in addition, each of D. E. Shaw & Co., L.P. and David E. Shaw also beneficially owns 154,524 shares in the name of D. E. Shaw Valence Portfolios, L.L.C., 111,400 shares that D. E. Shaw Valence Portfolios, L.L.C. has the right to acquire through the exercise of listed call options, and 57,400 shares under the management of D. E. Shaw Investment Management, L.L.C. David E. Shaw does not own any shares of our common stock directly; rather, by virtue of his position as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., and by virtue of his position as President and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of D. E. Shaw & Co., L.L.C., David E. Shaw may be deemed to be the beneficial owner of 6,453,263 shares of our common stock.

Each of D. E. Shaw Heliant Manager, L.L.C. and D. E. Shaw Heliant Adviser, L.L.C. has shared voting power and shared investment power with regard to 6,074,291 shares of our common stock; D. E. Shaw & Co., L.L.C. has shared voting power and shared investment power with regard to 6,129,939 shares of our common stock; and each of D. E. Shaw & Co., L.P. and David E. Shaw has shared voting power and shared investment power with regard to 6,453,263 shares of our common stock.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or other equity securities. Based on a review of those forms provided to us and any written representations, we believe that during the year ended December 31, 2014, our directors, executive officers and holders of more than 10% of our voting stock filed the required reports on a timely basis under Section 16(a) except as follows: an initial Form 3 timely filed for Brad M. Lakhia, our Vice President and Treasurer, on August 5, 2014 inadvertently underreported by less than 3,000 shares the number of shares Mr. Lakhia owned pursuant to a restricted stock grant as a result of an administrative error, and the error was corrected with an amended Form 3 filing on February 13, 2015.

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Items to Be Voted On

Proposal No. 1 – Election of Directors

At the Annual Meeting, the stockholders are requested to elect nine directors to hold office until the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified. Each of the nominees has indicated his or her willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve. Each of the director nominees is currently serving as a director after being elected at the 2014 Annual Meeting of Stockholders.

We have adopted a majority voting standard in uncontested director elections. Our Bylaws prescribe the voting standard for director elections as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under this standard, a nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director. In a contested election, where the number of nominees exceeds the number of directors to be elected (which is not the case at the Annual Meeting), the directors will be elected by the vote of a plurality of the votes cast on the election of directors. Under our Corporate Governance Guidelines, each nominee who already serves as a director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect the director. In that situation, the Governance Committee will promptly consider the resignation offer and make a recommendation to the Board. The Board will then act on the Governance Committee’s recommendation and will publicly disclose its decision regarding whether to accept the director’s resignation offer, or, if applicable, the reason(s) for rejecting the resignation offer, within 90 days from the date of the certification of the stockholder vote.

Director Nominees

Our Board of Directors recommends that you vote “FOR” the election to the Board of each of the following nominees.

Rodney F. Chase Age 71 Director since 2006 Non-Executive Chairman of Computer Sciences Corporation and Genel Energy plc

Mr. Chase has served as the Non-Executive Chairman of Genel Energy plc, an international oil and gas exploration and production company, since May 2011, and Non-Executive Chairman of Computer Sciences Corporation, an information technology and professional services company, since 2012. He previously served as Non-Executive Chairman for Petrofac Ltd. in the United Kingdom, an international oil and gas services company, from 2005 until May 2011, and as Deputy Chairman of Tesco plc in the United Kingdom, an international retailing company, until July 2010. Mr. Chase spent 39 years with BP plc, a large, international oil and gas company, holding positions within the upstream and downstream segments of the industry in Australia, Europe and North America. His background includes positions in shipping, refining, marketing, distribution, oil trading and gas as well as finance and strategic planning at the corporate executive level. From 2003 to 2008, Mr. Chase served as Senior Advisor for the U.S. and Europe for Lehman Brothers, Ltd., formerly an investment bank, in London, England.

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Specific Qualifications, Attributes, Skills and Experience:

•	Board Leadership, Industry and Strategic Planning Experience -- 48 years of experience in the energy industry, including service as the former Non-Executive Chairman of an international oil and gas services company (Petrofac) and a former executive of a large, international oil and gas company (BP)
•	Financial/Accounting Expertise -- Former Chief Executive Officer of BP Finance International and Group Treasurer and former senior advisor for Lehman Brothers
•	Talent Management and Public Company Board Experience -- Computer Sciences Corporation, Tesco, Petrofac

Other Current Directorships: Computer Sciences Corporation (Non-Executive Chairman), Genel Energy, plc (Non-Executive Chairman), Hess Corporation

Former Public Company Directorships: Nalco Holding Co. (from 2005 until 2011), Petrofac Ltd. (from 2005 until 2011) and Tesco plc (from 2002 until 2010)

Gregory J. Goff Age 58 Director since 2010 Chairman of the Board since December 31, 2014 Our Chairman, President and Chief Executive Officer

Mr. Goff has served as our President and Chief Executive Officer since May 2010 and as our Chairman since December 31, 2014. Prior to joining us, Mr. Goff served as Senior Vice President, Commercial for ConocoPhillips Corporation, an international, integrated energy company, from 2008 to 2010. Mr. Goff also held various other positions at ConocoPhillips from 1981 to 2008, including Managing Director and CEO of Conoco JET Nordic from 1998 to 2000; Chairman and Managing Director of Conoco Limited, a UK-based refining and marketing affiliate, from 2000 to 2002; President of ConocoPhillips Europe and Asia Pacific downstream operations from 2002 to 2004; President of ConocoPhillips U.S. Lower 48 and Latin America exploration and production business from 2004 to 2006; and President of ConocoPhillips specialty businesses and business development from 2006 to 2008. Mr. Goff serves as a director of the American Fuel and Petrochemical Manufacturers trade association and on the National Advisory Board of the University of Utah Business School. Previously, Mr. Goff served on the board of Chevron Phillips Chemical Company and was a member of the upstream and downstream committees of the American Petroleum Institute. In addition, Mr. Goff has public company experience from his prior service on the board of directors of DCP Midstream GP, LLC.

Specific Qualifications, Attributes, Skills and Experience:

•	President and CEO/Company Knowledge -- As our Chairman, President and CEO, Mr. Goff brings to the Board a deep understanding of and unique perspective on our business and operations and the environment in which we operate.
•	Leadership, Industry and Strategic Planning Experience -- Current CEO of a large independent refining and petroleum products marketing company (Tesoro), current member of a national trade association representing refiners and petrochemical manufacturers (American Fuel and Petrochemical Manufacturers) and as a former senior executive of an international energy company (ConocoPhillips) and former member of the upstream and downstream committees of a national oil and natural gas industry trade association (American Petroleum Institute)
•	Operations Experience -- 29 years of service in various positions with ConocoPhillips
•	Public Company Board Experience -- DCP Midstream and Polyone Corporation

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Other Current Directorships: Polyone Corporation, Tesoro Logistics, LP (a master limited partnership of which Tesoro and its subsidiaries own approximately 36.5%) and QEP Midstream Partners, LP (a master limited partnership of which TLLP’s subsidiaries own approximately 58%)

Former Public Company Directorships: DCP Midstream GP, LLC (from 2008 until 2010)

Robert W. Goldman Age 72 Director since 2004 Former Senior Vice President and Chief Financial Officer of Conoco, Inc.

Mr. Goldman has been an independent financial consultant since 2002. From July 1998 to October 2002, he was Senior Vice President and Chief Financial Officer of Conoco Inc., an international, integrated energy company. Prior to joining Conoco in 1988 as its Vice President and Controller and subsequently serving as Senior Vice President, Finance, he worked for E.I. DuPont de Nemours & Co., Inc. in a variety of financial and operating roles. Mr. Goldman is a member of the Advisory Board of the Energy Policy Institute at Chicago. He also served on the Advisory Council of Nominating and Governance Chairs of the National Association of Corporate Directors through 2013. He is a former chairman of the Accounting Committee of the American Petroleum Institute and former member of the Outside Advisory Council of Global Infrastructure Partners. He served as Vice President, Finance of the London-based World Petroleum Council from 2002 to July 2008.

Specific Qualifications, Attributes, Skills and Experience:

•	Industry-Specific and Financial/Accounting Experience -- Financial consultant and former Senior Vice President and Chief Financial Officer of an international, integrated energy company (Conoco), former chairman of the accounting committee at a national oil and natural gas industry trade association (American Petroleum Institute) and former finance executive of a global oil and gas forum (World Petroleum Council)
•	Operations Experience - E.I. DuPont de Nemours & Co.
•	Public Company Board Experience -- El Paso Corporation, Parker Drilling Company, The Babcock & Wilcox Company and McDermott International

Other Current Directorships: FRG Development Company (a private equity company in Mexico City) and Parker Drilling Company

Former Public Company Directorships: The Babcock & Wilcox Company (from 2010 until 2014), El Paso Corporation (from 2003 until 2012), McDermott International Inc. (from 2005 until 2010)

David Lilley Age 68 Director since 2011 Former Chairman, President and Chief Executive Officer of Cytec Industries Inc.

Mr. Lilley is a retired Chairman, President and Chief Executive Officer of Cytec Industries Inc., a multi-billion dollar manufacturer of specialty chemicals and materials. He served as its Chairman from January 1999 through 2008 and as

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its President and Chief Executive Officer from May 1998 through 2008, having previously served as its President and Chief Operating Officer from January 1997. From 1994 until January 1997, he was a vice president of American Home Products Corporation. Prior to that he was a vice president and a member of the Executive Committee of American Cyanamid Company.

Specific Qualifications, Attributes, Skills and Experience:

•	Chemicals Industry, Management and Leadership Experience, Global Business Perspective, Operations Knowledge and Strategy Experience -- Over 29 years of experience in the chemicals industry, including services as past Chairman and CEO of Cytec Industries
•	Risk Management Experience – Mr. Lilley’s leadership experience in a chemicals and manufacturing company and as a member of the Responsible Care Committee of the American Chemistry Council is also important in light of the Board’s oversight of our operations and adherence to safety and environmental requirements
•	Public Company Board Experience -- Rockwell Collins, Inc., Public Service Enterprise Group Incorporated, Arch Chemicals, Inc. and Cytec Industries Inc.

Other Current Directorships: Rockwell Collins, Inc. and Public Service Enterprise Group Incorporated

Former Public Company Directorships: Arch Chemicals, Inc. (from 2007 until October 2011)

Mary Pat McCarthy Age 59 Director since 2012 Former Vice Chairman of KPMG LLP

Mary Pat McCarthy retired from her position as Vice Chair of KPMG LLP, the U.S. member firm of the global audit, tax and advisory services firm, in 2011 after attaining such position in 1998. She joined KPMG LLP in 1977 and became a partner in 1987. She held numerous senior leadership positions in the firm, including Executive Director of the KPMG Audit Committee Institute from 2008 to 2011, Leader of the KPMG Client Care Program from 2007 to 2008, U.S. Leader, Industries and Markets from 2005 to 2006, and Global Leader, Information, Communication and Entertainment Practice from 1998 to 2004. Ms. McCarthy also served on the firm’s Management and Operations Committees. Ms. McCarthy is a member of the Risk Advisory Committee of the National Association of Corporate Directors and also serves as a director of Mutual of Omaha, a mutual insurance company.

Specific Qualifications, Attributes, Skills and Experience:

•	Financial/Accounting Experience -- Over 34 years of experience with KPMG, including services as the audit and executive partner to national and international clients
•	Leadership and Talent Management Experience -- Service as Vice Chairman and in other leadership positions at KPMG; she also co-chaired the National Association of Corporate Directors’ Blue Ribbon Commission on Talent Development – A Boardroom Imperative
•	Strategy, Business Transformation, Audit Committee Effectiveness and Corporate Governance – Author of multiple books on risk, strategy and business transformation, and a frequent speaker on audit committee effectiveness and corporate governance at conferences, seminars and forums

Other Current Directorships: Mutual of Omaha

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J. W. Nokes Age 68 Director since 2007 Former Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation of ConocoPhillips

Mr. Nokes spent his 36-year career with ConocoPhillips, an international, integrated energy company, and retired in 2006 as Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation. His background primarily includes refining, marketing, crude and products trading, commercial natural gas operations and transportation. He also had assignments in exploration and production, as well as strategic planning. In 1991, he was appointed Vice President of U.S. Marketing and Product Trading. From 1994 to 1999, he was Vice President of U.S. Downstream Business. For eight years beginning in 1999, he was Executive Vice President of Refining, Marketing, Supply and Transportation for the company’s global business. Mr. Nokes was a member of the World Business Council for Sustainable Development and sat on the Board of Directors of the American Petroleum Institute, as well as the American Petroleum Institute Transportation, Marketing and Downstream Committee. Mr. Nokes is also a director of Post Oak Bank, N.A., a Houston-based community bank.

Specific Qualifications, Attributes, Skills and Experience:

•	Industry, Operations, International and Strategic Planning Experience -- 36 years of experience in the energy industry, including services as a former executive of an international, integrated energy company (ConocoPhillips), former director of a national oil and natural gas industry trade association (American Petroleum Institute) and former member of a global association of business leaders that promotes sustainable development (World Business Council for Sustainable Development)
•	Public Company Board Experience -- Albemarle Corporation

Other Current Directorships: Albemarle Corporation (Non-Executive Chairman) and Post Oak Bank, N.A.

Susan Tomasky Age 61 Director since 2011 Lead Director since December 31, 2014 Former President of AEP Transmission, a business division of American Electric Power Co.

Ms. Tomasky served as President of AEP Transmission, a business division of American Electric Power Co., Inc., an owner and operator of utility operating companies that produce, transmit and distribute electricity to over 5 million customers at retail in 11 states, from 2008 until July 2011. Ms. Tomasky previously served in other executive officer positions at American Electric Power Co., including Executive Vice President and General Counsel from 1998 to 2001, Executive Vice President of Finance and Chief Financial Officer from 2001 to 2006 and Executive Vice President of Shared Services from 2006 to 2008. Prior to joining American Electric Power Co., Ms. Tomasky served as a partner at the law firm of Hogan & Hartson (now Hogan Lovells), where she was a member of the firm’s energy group, and as General Counsel of the Federal Energy Regulatory Commission. Ms. Tomasky is a director of several private and non-profit organizations and also serves as a director of the Federal Reserve Bank of Cleveland, a member bank in the Federal Reserve System, where she is Chair of the Audit Committee.

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Specific Qualifications, Attributes, Skills and Experience:

•	Leadership and Strategic Planning Experience -- Former President of a division of a large, public utility company (American Electric Power Co.)
•	Financial and Accounting Experience -- Chair of the Audit Committee of the Federal Reserve Bank of Cleveland and former Executive Vice President and Chief Financial Officer of a large, public energy company (American Electric Power Co.)
•	Government and Regulatory Experience and Legal Experience -- Former roles as a partner in the energy group of an international law firm (Hogan & Hartson) and as General Counsel of a federal government agency that regulates the energy industry (Federal Energy Regulatory Commission)

Other Current Directorships: Public Service Enterprise Group Incorporated and Summit Midstream Partners, LP

Michael E. Wiley Age 64 Director since 2005 Former Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated

Mr. Wiley has over 40 years of experience in the energy industry. Most recently he served as Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services company, from August 2000 until his retirement in October 2004. He was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. Mr. Wiley is a director of Bill Barrett Corporation, an independent oil and gas company, and Post Oak Bank, N.A., a Houston-based community bank. He also serves as Chairman of Independent Trustees of Fidelity Sector Portfolios.

Specific Qualifications, Attributes, Skills and Experience:

•	Board leadership, Industry, Operations, Strategic Planning, Risk Management, and Talent Management Experience -- Former Chairman, President and Chief Executive Officer of an oilfield services company (Baker Hughes Incorporated), former executive of an integrated energy company (Atlantic Richfield Company) and an independent exploration and production company (Vastar Resources, Inc.) and director of a privately held oil and gas company (Asia Pacific Exploration Consolidated)
•	Public Company Board Experience -- Baker Hughes Incorporated, Bill Barrett Corporation and Spinnaker Exploration Company

Other Current Directorships: Bill Barrett Corporation and Post Oak Bank, N.A.

Patrick Y. Yang Age 67 Director since 2010 Former Head of Global Technical Operations of F. Hoffmann-La Roche, Ltd.

Mr. Yang has over 30 years of experience in manufacturing and technology. From January 2010 to March 2013, Mr. Yang served as Head of Global Pharmaceutical Technical Operations for F. Hoffmann-La Roche Ltd., which

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operates in the pharmaceutical and diagnostics industry and sells products in more than 150 countries. Mr. Yang joined Roche in March 2009, upon Roche’s merger with Genentech, Inc., and was responsible for the company’s pharmaceutical manufacturing, process development, engineering, quality, regulatory, supply chain and procurement functions. Before joining Roche, Mr. Yang served as Executive Vice President, Product Operations of Genentech, a biotechnology company, from December 2005 to December 2009 and in various other executive-level positions with Genentech from December 2003 to December 2005. Prior to joining Genentech, Mr. Yang worked for Merck & Co. from 1992 to 2003 in manufacturing and for General Electric from 1980 to 1992 in manufacturing and technology. Mr. Yang is currently CEO of Patrick Y. Yang, LLC, which provides consulting services to the biotech and pharmaceutical industry.

Specific Qualifications, Attributes, Skills and Experience:

•	Leadership, Operations, Strategic Planning, International, and Talent Management Experience -- Former senior operations executive of a large, global pharmaceutical company (F. Hoffmann-La Roche) and a former senior operations executive of a biotechnology company (Genentech)
•	Operations Experience -- Over 20 years spent working in manufacturing (Merck and General Electric)
•	Financial/Accounting and Risk Management Experience -- Service on Genentech’s executive committee from 2004 until 2009

Other Current Directorships: Celladon Corporation, Codexis, Inc. and Amyris, Inc.

Our Board of Directors recommends that you vote “FOR” the election to the Board of each of the foregoing nominees.

Proposal No. 2 – Advisory Vote to Approve Executive Compensation

At our 2011 Annual Meeting of Stockholders, our stockholders voted on, among other matters, a proposal regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers (“Say-on-Pay Votes”). More than a majority of the votes cast on the frequency proposal were cast in favor of holding an annual Say-on-Pay Vote, as was recommended by the Board of Directors. In light of this result and other factors, the Board determined that it currently intends for us to hold annual Say-on-Pay Votes until the next advisory vote on the frequency of Say-on-Pay Votes occurs no later than our 2017 Annual Meeting of Stockholders.

At our 2014 Annual Meeting of Stockholders, our stockholders also provided an advisory vote to approve the compensation of our named executive officers disclosed in our 2014 proxy statement. Stockholders expressed substantial support for the compensation of our named executive officers, with approximately 94% of the votes cast voting in favor of the proposal. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are now asking stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this 2015 Proxy Statement. As described above in the Compensation Discussion and Analysis, the Compensation Committee has structured our executive compensation programs to achieve the following key objectives:

•	Reward leaders for delivery of outstanding business results and driving a performance-oriented culture;

•	Promote and sustain exceptional performance over time to generate long-term growth in stockholder value; and

•	Lead in accordance with our guiding principles, which are core values, exceptional people, shared purpose, powerful collaboration and superior execution.

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Our named executive officer compensation decisions in 2014 reflect these objectives. For example, we directly aligned our annual and long-term incentive compensation programs with our strategic priorities by featuring specific performance measures that support strengthening our financial position and capturing value-driven growth, as targeted in our multi-year business plan. Our operating performance and the Compensation Committee’s decisions regarding special items provided each of our NEOs between 188% and 195% of target (except for Mr. Spendlove who received a pro-rated portion of his award pursuant to the terms of our annual incentive program). We achieved between target and maximum (or above maximum) performance levels for all performance metrics, including EBITDA, personal safety, process safety management, environmental, cost management and business improvement criteria. In addition, certain adjustments were made to incentive awards for select NEOs to recognize individual performance.

In addition, we made our annual grants of long-term incentive awards to our named executive officers in February 2014. These grants focused solely on performance awards and no service-based restricted stock or stock options were included in the annual grants. We also made incentive sign-on awards, composed of restricted stock and performance awards, to newly hired executives. The Compensation Committee believes the actions described above clearly demonstrate our commitment to implementing and executing results-oriented compensation programs that are market-competitive and reflect good corporate governance practices.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement, which describes in more detail how our executive compensation programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing beginning on page 38, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the programs articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement will contribute to our long-term success.

This advisory Say-on-Pay Vote is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

Our Board of Directors recommends that you vote “FOR” the
approval of the compensation paid to our named executive officers disclosed in the Compensation Discussion and Analysis, the
Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement.

Proposal No. 3 – Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. See “Audit-Related Matters – Auditor Fees and Services” for additional detail regarding the process used for this selection. Although stockholder ratification is not required, the Board has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting as a matter of good corporate governance. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

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Our Board of Directors recommends that you vote “FOR” the
ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending
December 31, 2015.

2016 Stockholder Proposals

For inclusion in our 2016 Proxy Statement:

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2016 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on November 25, 2015. Such proposals also must comply with the requirements of Rule 14a-8. Proposals should be addressed to:

Corporate Secretary

Tesoro Corporation

19100 Ridgewood Parkway

San Antonio, Texas 78259

For Director Nominations, as well as Stockholder Proposals that are Not Submitted for Inclusion in the Proxy Statement:

Our Bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our Bylaws, notice of such nomination or stockholder proposal for the 2016 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the above address:

•	Not earlier than the close of business on January 8, 2016, and

•	Not later than the close of business on February 7, 2016.

If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, the 10th day after the first public announcement of the meeting date.

All nominations and stockholder proposals submitted under our Bylaws must comply with the requirements of the Bylaws. You may contact the Corporate Secretary at the address listed above for a copy of the relevant Bylaw provisions. The presiding officer of the Annual Meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our Bylaws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.

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TESORO CORPORATION

ANNUAL MEETING OF TESORO CORPORATION

Date:	May 7, 2015
Time:	8:00 A.M. (Central Time)
Place:	Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259

Please make your marks like this:  ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1:	Election of 9 directors (all nominated as directors to serve for the term indicated in the Proxy Statement):
			For	Against	Abstain	Directors Recommend ê
	01	Rodney F. Chase	☐	☐	☐	For
	02	Gregory J. Goff	☐	☐	☐	For
	03	Robert W. Goldman	☐	☐	☐	For
	04	David Lilley	☐	☐	☐	For
	05	Mary Pat McCarthy	☐	☐	☐	For
	06	J.W. Nokes	☐	☐	☐	For
	07	Susan Tomasky	☐	☐	☐	For
	08	Michael E. Wiley	☐	☐	☐	For
	09	Patrick Y. Yang	☐	☐	☐	For

			For	Against	Abstain
2:	To conduct an advisory vote to approve executive compensation;		☐	☐	☐	For

3:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015.		☐	☐	☐	For

	To attend the meeting and vote your shares in person, please mark this box.				☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

	Please Sign Here			Please Date Above

	Please Sign Here			Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

TESORO CORPORATION
Annual Meeting of Tesoro Corporation
to be held on Thursday, May 7, 2015
for Holders as of March 13, 2015

INTERNET	VOTED BY:	TELEPHONE

Go To		866-390-9971
www.proxypush.com/tso		• Use any touch-tone telephone.
• Cast your vote online. • View Meeting Documents.	OR	• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2 and 3.

All votes must be received by 11:59 P.M., Eastern Time, May 6, 2015.

PROXY TABULATOR FOR
TESORO CORPORATION
P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy — Tesoro Corporation

Annual Meeting of Stockholders

May 7, 2015, 8:00 A.M. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints CHARLES S. PARRISH and D. JEFFREY HAFFNER, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259 on Thursday, May 7, 2015, @ 8:00 A.M. Central time, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and in their discretion upon such other matters as may properly come before the meeting.

(TO BE SIGNED ON REVERSE SIDE)

TESORO CORPORATION

Tesoro Corporation Thrift Plan

and/or

Tesoro Corporation Retail Savings Plan

Date:	May 7, 2015
Time:	8:00 A.M. (Central Time)
Place:	Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259

Please make your marks like this:  ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1:	Election of 9 directors (all nominated as directors to serve for the term indicated in the Proxy Statement):
			For	Against	Abstain	Directors Recommend ê
	01	Rodney F. Chase	☐	☐	☐	For
	02	Gregory J. Goff	☐	☐	☐	For
	03	Robert W. Goldman	☐	☐	☐	For
	04	David Lilley	☐	☐	☐	For
	05	Mary Pat McCarthy	☐	☐	☐	For
	06	J.W. Nokes	☐	☐	☐	For
	07	Susan Tomasky	☐	☐	☐	For
	08	Michael E. Wiley	☐	☐	☐	For
	09	Patrick Y. Yang	☐	☐	☐	For

			For	Against	Abstain
2:	To conduct an advisory vote to approve executive compensation;		☐	☐	☐	For

3:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015.		☐	☐	☐	For

	To attend the meeting and vote your shares in person, please mark this box.				☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

	Please Sign Here			Please Date Above

	Please Sign Here			Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

TESORO CORPORATION Tesoro Corporation Thrift Plan and/or Tesoro Corporation Retail Savings Plan
Annual Meeting of Tesoro Corporation
to be held on Thursday, May 7, 2015
for Holders as of March 13, 2015

INTERNET	VOTED BY:	TELEPHONE

Go To		866-390-9971
www.proxypush.com/tso		• Use any touch-tone telephone.
• Cast your vote online. • View Meeting Documents.	OR	• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED.

All votes must be received by 11:59 P.M., Eastern Time, May 4, 2015.

PROXY TABULATOR FOR
TESORO CORPORATION
P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy — Tesoro Corporation

Annual Meeting of Stockholders

May 7, 2015, 8:00 A.M. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned participant in the TESORO CORPORATION THRIFT PLAN and/or TESORO CORPORATION RETAIL SAVINGS PLAN (the “Plan(s)”) hereby acknowledges receipt of the Notice of 2015 Annual Stockholders Meeting to be held at Tesoro Corporation, 19100 Ridgewood Parkway, San Antonio, Texas 78259, on Thursday, May 7, 2015 @ 8:00 A.M. Central time, and directs Fidelity Management Trust Company Trustee, to vote (or cause to be voted) all shares of Common Stock (or share equivalents) of Tesoro Corporation (the “Company”) allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on March 13, 2015, at said meeting and at any adjournment or postponement thereof. Said Trustee is authorized to vote in accordance with the instructions given herein and in its discretion upon such other matters as may properly come before the meeting.

(TO BE SIGNED ON REVERSE SIDE)